PROSPECTUS SUPPLEMENT DATED JANUARY 24, 2001
(TO PROSPECTUS DATED DECEMBER 21, 2000)

                                  $300,000,000
                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER
                        GMACM HOME LOAN TRUST 2001-HLTV1
                                     ISSUER
                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR
              GMACM HOME LOAN-BACKED TERM NOTES, SERIES 2001-HLTV1

THE TRUST

      will issue eight classes of notes and the certificates. Only the eight classes of notes are offered by this prospectus supplement and the accompanying prospectus.

      will make payments on the notes and the certificates primarily from collections on two groups of residential mortgage loans consisting of closed-end, fixed-rate, second lien home equity loans with high loan-to-value ratios.

THE NOTES

      will consist of the following eight classes:

     CLASS          BALANCE          DESIGNATIONS          NOTE RATE
     -----          -------          ------------          ---------
     A-I-1        $57,166,000           Senior              Variable
     A-I-2        $26,379,000           Senior              6.04%
     A-I-3        $41,965,000           Senior              6.27%
     A-I-4        $17,163,000           Senior              6.44%
     A-I-5        $30,678,000           Senior              6.63%
     A-I-6        $42,404,000           Senior              6.90%
     A-I-7        $59,245,000           Senior              7.21%
     A-II         $25,000,000           Senior              6.95%

      currently have no trading market.

      are not deposits and are not insured or guaranteed by any governmental agency.

CREDIT ENHANCEMENT WILL CONSIST OF:

      Excess interest, to the extent described in this prospectus supplement;

      Overcollateralization, to the extent described in this prospectus supplement; and

      An irrevocable and unconditional financial guaranty insurance policy issued by Ambac Assurance Corporation, which will protect holders of the notes against certain shortfalls in amounts due to be distributed at the times and as described in this prospectus supplement.

                                   [Ambac Logo]

------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-14 IN THIS PROSPECTUS SUPPLEMENT.
------------------------------------------------------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED THE NOTES OR DETERMINED THAT THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS ACCURATE OR COMPLETE. IT IS ILLEGAL FOR ANYONE TO TELL YOU OTHERWISE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

Bear, Stearns & Co. Inc. is acting as representative of the underwriters for the issuance of the notes. Delivery of the notes is expected to be made in book entry form on or about January 30, 2001. The notes will be offered in the United States and Europe.

BEAR, STEARNS & CO. INC.
                      FIRST UNION SECURITIES, INC.
                                                 GREENWICH CAPITAL MARKETS, INC.







        IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT
                         AND THE ACCOMPANYING PROSPECTUS

         We tell you about the notes in two separate documents that progressively provide more detail:

              the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your notes; and

              this prospectus supplement, which describes the specific terms of your notes and may be different from the information in the prospectus.

         We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The Table of Contents on the following page provides the pages on which these captions can be found.

         If you require additional information, the mailing address of the principal executive office of the depositor is Residential Asset Mortgage Products, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437, and its telephone number is (952) 832-7000. For other means of acquiring additional information about the depositor or the notes, see "Additional Information," "Reports to Securityholders" and "Incorporation of Certain Information by Reference" in the attached prospectus.








                                TABLE OF CONTENTS

                                            PAGE S-                                                        PAGE S-
Summary...........................................4                Overcollateralization........................50
Risk Factors.....................................14                The Paying Agent.............................51
Introduction.....................................21                Maturity and Optional Redemption.............51
Description of the Home Loans....................21                Optional Transfers of Home Loans to
    General......................................21                  Holders of Certificates....................51
    Initial Home Loans...........................21                Glossary of Terms............................52
    Payments on the Home Loans...................23            Description of the Policy........................58
    Characteristics of the Initial Home Loans                  Yield and Prepayment Considerations..............59
       in Loan Group I and Loan Group II.........24            The Agreements...................................72
    Additional Loan Group I Characteristics......25                The Purchase Agreement.......................72
    Additional Loan Group II Characteristics.....33                The Servicing Agreement......................74
    Underwriting Standards.......................38                The Trust Agreement and the Indenture........79
    Conveyance of Subsequent Home Loans..........39            Use of Proceeds..................................85
    The Pre-Funding Account......................40            Material Federal Income Tax Considerations.......85
The Sellers and Servicer.........................41                Status as Real Property Loans................86
    General......................................41                Original Issue Discount......................86
    Delinquency Experience.......................41                Market Discount..............................88
    Servicing and Other Compensation and                           Premium......................................89
       Payment of Expenses.......................42                Realized Losses..............................90
The Issuer.......................................42                Sales of Notes...............................90
The Owner Trustee................................42                Backup Withholding...........................91
The Indenture Trustee............................43                Tax Treatment of Foreign Investors...........91
The Credit Enhancer..............................43                New Withholding Regulations..................91
Description of the Securities....................45            State and Other Tax Consequences.................92
    General......................................45            ERISA Considerations.............................92
    Book-Entry Notes.............................45            Legal Investment.................................93
    Payments on the Notes........................48            Underwriting.....................................93
    Interest Payments on the Notes...............48            Experts..........................................94
    Capitalized Interest Account.................48            Legal Matters....................................94
    Principal Payments on the Notes..............49            Ratings..........................................94
    Allocation of Payments on the Home Loans.....49



                                       S-3








                                     SUMMARY

         The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus.

Issuer or Trust.............................The GMACM Home Loan Trust 2001-HLTV1.

Title of the offered securities ............GMACM Home Loan-Backed Term Notes, Series
                                            2001-HLTV1.

Certificates................................GMACM Home Loan-Backed Certificates, Series 2001-HLTV1.
                                            The certificates are not offered by this prospectus
                                            supplement.

Depositor...................................Residential Asset Mortgage Products, Inc.

                                            For more information on the depositor, we refer you to
                                            "The Depositor" in the accompanying prospectus.

Seller and Servicer.........................GMAC Mortgage Corporation, or GMACM, a Pennsylvania
                                            corporation, is the originator of all of the home loans.
                                            GMACM will be the seller of some of the initial home
                                            loans and most of the subsequent home loans. The
                                            remainder of the initial home loans and subsequent home
                                            loans will be sold to the depositor by a trust
                                            established by an affiliate of GMACM, which in turn
                                            acquired the home loans from GMACM. GMACM will also be
                                            the servicer of the home loans. The servicer will be
                                            obligated to service the home loans pursuant to the
                                            servicing agreement to be dated as of the closing date,
                                            among the servicer, the issuer and the indenture
                                            trustee.

                                            We refer you to "The Agreements--The Servicing
                                            Agreement" and "The Sellers and Servicer--General" in
                                            this prospectus supplement for further information on
                                            the seller and servicer.

Owner Trustee...............................Wilmington Trust Company.

                                            We refer you to "The Owner Trustee" in this prospectus
                                            supplement for further information on the owner trustee.

Indenture Trustee...........................The Bank of New York.

                                            We refer you to "The Indenture Trustee" in this
                                            prospectus supplement for further information on the
                                            indenture trustee.

Closing Date................................On or about January 30, 2001.




                                       S-4








Cut-Off Date................................January 1, 2001.

Payment Date................................The 25th day of each month, or, if that day is not a business day, the next business day, beginning on
                                            February 26, 2001.

Form of securities..........................Book-entry.

                                            See "Description of the Securities--Book-Entry Notes" in
                                            this prospectus supplement.

Minimum denominations.......................$25,000.

The Credit Enhancer.........................Ambac Assurance Corporation.

                                            We refer you to "The Credit Enhancer" in this prospectus
                                            supplement for further information.

Legal Investment............................The notes will not be "mortgage related securities" for purposes of the SMMEA.

                                            See "Legal Investment" in this prospectus supplement and
                                            "Legal Investment Matters" in the prospectus.



                                       S-5







                                      NOTES


------------------------------------------------------------------------------------------------------------------
               NOTE            INITIAL             INITIAL RATING       FINAL SCHEDULED
   CLASS       RATE          NOTE BALANCE        (MOODY'S/S&P/FITCH)     MATURITY DATE             DESIGNATIONS
------------------------------------------------------------------------------------------------------------------

  A-I-1      Variable        $57,166,000            Aaa/AAA/AAA             May 25, 2010             Senior/
                                                                                                  Variable Rate

------------------------------------------------------------------------------------------------------------------
  A-I-2        6.04%         $26,379,000            Aaa/AAA/AAA            April 25, 2012            Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
  A-I-3        6.27%         $41,965,000            Aaa/AAA/AAA            August 25, 2014           Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
  A-I-4        6.44%         $17,163,000            Aaa/AAA/AAA             May 25, 2015             Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
  A-I-5        6.63%         $30,678,000            Aaa/AAA/AAA           February 25, 2018          Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
  A-I-6        6.90%         $42,404,000            Aaa/AAA/AAA            April 25, 2022            Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
  A-I-7        7.21%         $59,245,000            Aaa/AAA/AAA          September 25, 2026          Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
   A-II        6.95%         $25,000,000            Aaa/AAA/AAA          September 25, 2026          Senior/
                                                                                                   Fixed Rate

------------------------------------------------------------------------------------------------------------------
 Total Notes                 $300,000,000
                             ============
------------------------------------------------------------------------------------------------------------------

OTHER INFORMATION:

     Due to losses and prepayments on the home loans in each loan group, the actual final payment on each class of notes may occur substantially earlier or, except for the Class A-I-7 notes and the Class A-II notes, later than the dates listed above.

CLASS A-I-1 NOTES

     On any payment date, the note rate for the Class A-I-1 notes will be equal to the lesser of:

    (1) LIBOR plus a margin of 0.14% per annum; and

    (2) 10.00% per annum.

CLASS A-I-7 NOTES AND CLASS A-II NOTES

     The note rate on the Class A-I-7 notes and the Class A-II notes will increase by 0.50% per annum, beginning with the first interest accrual period for such classes commencing after the payment date on which the clean-up call may first be exercised for the notes.


                                      S-6








THE TRUST

The depositor will establish the GMACM Home Loan Trust 2001-HLTV1, a Delaware business trust, to issue the notes. The assets of the trust will include the home loans and related assets. Approximately 95.92% of the home loans will be secured by liens on mortgaged properties in which the borrowers have no equity in the mortgaged property. For each of those home loans, the combined loan-to-value ratio exceeds 100% at the time of origination of the home loan.

In addition to the home loans conveyed to the trust on the closing date, the property of the trust will include cash on deposit in certain accounts, including the pre-funding account and other collections on the home loans. The trust will also include a financial guaranty insurance policy provided by Ambac Assurance Corporation, which will guarantee certain payments on the notes.

Payments of interest and principal on the notes will be made only from payments received in connection with the home loans and the financial guaranty insurance policy to the extent described herein.

THE HOME LOAN POOL

Unless we indicate otherwise, the statistical information we present in this prospectus supplement is approximate and reflects the initial pool of home loans as of the cut-off date. The initial pool will consist of closed-end, fixed rate, home equity loans expected to have an aggregate outstanding principal balance as of the cut-off date of $226,647,115.37.

All of the initial home loans are secured by second or more junior mortgages or deeds of trust. The initial home loans provide for substantially equal payments in an amount sufficient to amortize the principal balance of the home loans over their terms.

The home loans deposited into the trust will consist of two groups, loan group I and loan group II.

     Loan group I will include home loans that have an aggregate outstanding principal balance as of the cut-off date of $204,129,808.93. As to each home loan in loan group I secured by a first lien on the related property, the original principal balance was generally no more than $275,000 for single-family properties and $351,950 for two-family properties. As to each loan in loan group I secured by a second lien on the related property, (1) the original principal balance was generally no more than $137,500 for single-family properties and $175,975 for two-family properties, and (2) the sum of the original principal balance of the second lien loan and the outstanding principal balance of the related senior lien loan was generally no more than $275,000 for single-family properties and $351,950 for two-family properties.

     Loan group II will include home loans that have an aggregate outstanding balance as of the cut-off date of $22,517,306.44. Loan group II will include home loans that do not meet the restrictions applicable to loan group I.


                                       S-7







As of the cut-off date, the home loans included in loan group I had the following characteristics:


Number of loans              5,262

Range of principal balances  $8,761.57 to $128,910.74

Average principal balance    $38,793.20

Range of interest rates      10.250% to 17.500%

Weighted average interest    15.116%
rate

Range of original terms to   120 to 300
maturity

Weighted average original    242 Months
term to maturity

Range of remaining terms     114 to 300
to maturity

Weighted average remaining   240 Months
term to maturity

Range of combined            25.95% to 125.00%
loan-to-value ratios

Weighted average combined    115.32%
loan-to-value ratio


As of the cut-off date, the home loans included in loan group II had the following characteristics:


Number of loans              306

Range of principal balances  $14,994.69 to $149,951.55

Average principal balance    $73,585.97

Range of interest rates      9.875% to 16.990%

Weighted average interest    15.026%
rate

Range of original terms to   180 to 300
maturity

Weighted average original    268 Months
term to maturity

Range of remaining terms     176 to 300
to maturity

Weighted average remaining   266 Months
term to maturity

Range of combined            72.14% to 125.00%
loan-to-value ratios

Weighted average combined    113.10%
loan-to-value ratio

Payments on the Class A-I-1 notes, the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes and the Class A-I-7 notes will be based primarily on amounts collected or received in respect of the home loans in loan group I, while payments on the Class A-II notes will be based primarily on amounts collected or received in respect of the home loans in loan group II.


                                      S-8







See "Description of the Home Loans" in this prospectus supplement.

THE CERTIFICATES

The trust will also issue GMACM Home Loan-Backed Certificates, Series 2001-HLTV1, which will not be offered by this prospectus supplement. The certificates will be issued pursuant to the trust agreement and will represent the beneficial ownership interests in the trust.

PRE-FUNDING ACCOUNT

On the closing date, approximately $73,352,884.63 will be deposited into an account designated the "pre-funding account." This amount will come from the proceeds of the sale of the notes. During the pre-funding period as described in this prospectus supplement, funds on deposit in the pre-funding account will be used by the issuer to buy home loans from the sellers from time to time. $70,870,191.06 will be allocated to purchasing home loans in loan group I and $2,482,693.57 will be allocated to purchasing home loans in loan group II.

The pre-funding period will be the period from the closing date to the earliest of:

     the date on which the amount on deposit in the pre-funding account is less than $50,000;

     April 30, 2001; or

     the occurrence of a servicer default under the servicing agreement.

The home loans sold to the trust after the closing date, as well as all initial home loans, will conform to certain specified characteristics.

Amounts on deposit in the pre-funding account will be invested in permitted investments specified in the indenture. Any amount remaining in the pre-funding account at the end of the pre-funding period will be used to make principal payments on the notes.

We refer you to "Description of the Home Loans--The Pre-Funding Account" in this prospectus supplement for further information.

CAPITALIZED INTEREST ACCOUNT

On the closing date, if required by the credit enhancer, part of the proceeds of the sale of the notes will be deposited into an account designated the "capitalized interest account," which will be held by the indenture trustee. Amounts on deposit in the capitalized interest account will be withdrawn on each payment date during the pre-funding period to cover any shortfall in interest payments on the notes due to the pre-funding feature during the pre-funding period. Any amounts remaining in the capitalized interest account at the end of the pre-funding period will be paid to GMACM.

We refer you to "Description of the Securities--Capitalized Interest Account" in this prospectus supplement for further information.

PAYMENTS ON THE NOTES

On each monthly payment date, the indenture trustee will make distributions to noteholders. The amounts available for distribution will include:

     collections of monthly payments of principal and interest on home loans, including prepayments and other unscheduled collections plus


                                      S-9







     amounts from any draws on the policy, or any payments under the limited reimbursement agreement,

                  minus

     fees and expenses of the trust.

The aggregate amount of such monthly collections is described under the heading "The Agreements--The Servicing Agreement--Principal Collections and Interest Collections" in this prospectus supplement.

Payments to noteholders will be made from amounts available for distribution in the following order:

     To pay to the credit enhancer the accrued and unpaid premium for the policy and any previously unpaid premiums, with interest thereon, and to pay the amount, if any, of the monthly fee for the limited reimbursement agreement and any previously unpaid monthly fees, with interest thereon;

     To pay accrued and unpaid interest due on the notes;

     To pay principal on the notes, in an amount equal to the principal collection distribution amount for such payment date;

     To pay principal on the notes, in an amount equal to the liquidation loss distribution amounts for such payment date, together with any liquidation loss distribution amounts remaining undistributed from any preceding payment date;

     To reimburse the credit enhancer for unreimbursed draws on the policy, with interest thereon;

     To the extent of remaining available funds, to pay as additional principal on the notes, any amount necessary to increase the amount of overcollateralization to the required overcollateralization level;

     To pay the credit enhancer any other amounts owed to it pursuant to the insurance agreement, with interest thereon;

     To pay the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

     To pay any remaining amount to the holder of the certificates.

Payments of the principal collection distribution amount, liquidation loss distribution amount and the required overcollateralization amount shall be distributed concurrently to the Class A-I notes in the aggregate and the Class A-II notes, in each case in proportion to the percentage of the principal collections derived from the related loan group for that payment date, until the note balances of the Class A-I notes in the aggregate and the Class A-II notes have been reduced to zero.


                                      S-10







After either the Class A-I notes in the aggregate or the Class A-II notes are reduced to zero, all principal collections and interest collections received from both loan groups that are allocated to the notes will be distributed to the remaining class or classes of notes, as described in the next paragraph, until their note balances have been reduced to zero.

Payments of principal that are allocated to the Class A-I notes will be paid sequentially to the Class A-I-1 notes, the Class A-I-2, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes and the Class A-I-7 notes until the outstanding note balance of that class has been reduced to zero.

Because principal payments on the notes in respect of liquidation loss distribution amounts and overcollateralization increase amounts will be allocated between the Class A-I notes and the Class A-II notes in proportion to the principal collections received from the related loan group, and not in proportion to the amount of liquidation loss amounts on home loans in the related loan group or the amount of overcollateralization derived from that loan group, excess interest collections from one loan group may be applied on any payment date to make principal payments to the notes corresponding to the other loan group.

CREDIT ENHANCEMENT

The credit enhancement provided for the benefit of the notes consists of:

EXCESS INTEREST. Because the mortgagors are expected to pay more interest on the home loans than is necessary to pay the interest on the notes, there may be excess interest. Some of this excess interest may be used to protect the notes against some losses by making an additional payment of principal up to the amount of the losses.

OVERCOLLATERALIZATION. Excess interest that is not needed to cover losses will be used to make additional principal payments on the notes, until the aggregate principal balance of the home loans exceeds the aggregate principal amount of the notes by a specified amount. This excess will represent overcollateralization, which may absorb some losses on the home loans if they are not covered by excess interest. If the level of overcollateralization falls below what is required, the excess interest described above will be paid to the notes as principal, until the required level of overcollateralization is reached.

POLICY. On the closing date, the credit enhancer will issue the financial guaranty insurance policy in favor of the indenture trustee for the benefit of the noteholders. The policy will unconditionally and irrevocably guarantee interest on the notes at the note rate, will cover all losses allocated to the notes not covered by excess interest or overcollateralization and will guarantee amounts due on each class of the notes on the final payment date. Some payments that are covered by the policy may be paid directly to the indenture trustee from a limited reimbursement agreement in favor of the credit enhancer, instead of by a draw under the policy. The policy is not cancelable for any reason.

We refer you to "The Credit Enhancer" and "Description of the Policy" in this prospectus supplement.


                                      S-11







OPTIONAL REDEMPTION

A principal payment may be made to redeem the notes upon the exercise by the servicer of its option to purchase the home loans in the trust after the aggregate principal balance of the home loans is reduced to an amount less than 10% of the sum of the initial aggregate principal balance of the home loans and the initial amount deposited in the pre-funding account. The purchase price payable by the servicer for the home loans will be the sum of:

     the aggregate outstanding principal balance of the home loans, or the fair market value of real estate acquired by foreclosure, plus accrued and unpaid interest thereon at the weighted average of the net loan rates of the home loans through the day preceding the payment date of this purchase; and

     all amounts due and owing the credit enhancer.

We refer you to "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement and "The Agreements--Termination; Retirement of Securities" in the attached prospectus for further information.

ERISA CONSIDERATIONS

The notes are eligible for purchase by pension, profit-sharing or other employee benefit plans as well as individual retirement accounts and certain types of Keogh Plans. However, any fiduciary or other investor of assets of a plan that proposes to acquire or hold the notes on behalf of or with assets of any plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment.

We refer you to "ERISA Considerations" in this prospectus supplement and in the attached prospectus for further information.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuer, nor any portion of the issuer as created and governed pursuant to the terms and conditions of the trust agreement, will be characterized as an association, or a publicly traded partnership, taxable as a corporation for federal income tax purposes, or as a "taxable mortgage pool" within the meaning of section 7701(i) of the Internal Revenue Code of 1986, as amended. In addition, each noteholder, by its acceptance of a note, will agree to treat that note as debt for federal, state and local tax purposes.

For further information regarding material income tax considerations in respect of an investment in the notes, we refer you to "Material Federal Income Tax Considerations" and "State and Other Tax Consequences" in this prospectus supplement and "Material Federal Income Tax Consequences" and "State and Other Tax Consequences" in the attached prospectus.


                                      S-12







RATINGS

It is a condition to the issuance of the notes that they receive the ratings shown on page S-6 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities, and may be subject to revision or withdrawal at any time by the assigning rating organization. A security rating does not address the frequency of prepayments of the home loans or any corresponding effect on the yield to investors.

We refer you to "Yield and Prepayment Considerations" and "Ratings" in this prospectus supplement for further information.


                                      S-13







                                  RISK FACTORS

         The notes are not suitable investments for all investors. In particular, you should not purchase the notes unless you understand the prepayment, credit, liquidity and market risks associated with the notes.

         The notes are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

         You should carefully consider, among other things, the following factors in connection with the purchase of the notes.

SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS



The yield to maturity           The yield to maturity of your notes will depend on a variety of
on your notes will vary         factors, including:
depending on the rate of
prepayments.                         the rate and timing of principal payments on the home loans, including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

                                     the note rate on your note; and

                                     the purchase price you paid for your note.

                                In general, if you purchase a note at a price higher than its outstanding principal balance and principal payments occur faster than you assumed at the time of purchase, your yield will be lower than anticipated. Conversely, if you purchase a note at a price lower than its outstanding principal balance and principal payments occur more slowly than you assumed at the time of purchase, your yield will be lower than anticipated.

                                The Class A-I notes will receive principal payments primarily from the home loans in loan group I. The Class A-II notes will receive principal payments primarily from the home loans in loan group II. Therefore, the yields on Class
                                A-I notes and Class A-II notes will be sensitive to the rate and timing of principal payments on the home loans in their respective loan groups.


                                      S-14







Tthe note rate on the          The note rate on the Class A-I-1 notes will be a floating rate based on LIBOR,
class A-I-1 notes is           subject to a maximum rate of 10.00% per annum. Consequently, if LIBOR rises, you
capped.                        could receive interest at a rate that is less than LIBOR plus the specified margin due to this limitation.

The rate of prepayments        Since mortgagors can generally prepay their home loans at any time, the rate and
on the home loans will         timing of principal payments on the notes are highly uncertain. Generally, when
vary depending on              market interest rates increase, mortgagors are less likely to prepay their home
future market conditions       loans. This could result in a slower return of principal to you at a time when
and other factors.             you might have been able to reinvest those funds at a higher rate of interest than the note rate. On the other hand, when market interest rates decrease, borrowers are generally more likely to prepay their home loans. This could result in a faster return of principal to you at a time when you might not be able to reinvest those funds at an interest rate as high as the note rate.

                               Refinancing programs, which may involve soliciting all or some of the mortgagors to refinance their home loans, may increase the rate of prepayments on the home loans.

                               Approximately 57.54% and 66.10% of the home loans in loan group I and loan group
                               II, respectively, provide for payment of a prepayment charge during a specified period. Prepayment charges may reduce the rate of prepayment on the home loans until the end of the prepayment charge period. See "Description of the Home
                               Loans" in this prospectus supplement.

Amounts left in the pre-       Any amounts remaining in the pre-funding account at the end of the pre-funding
funding account at the         period will be distributed as a prepayment of principal on the notes. As a
end of the pre-funding         result, the yield to maturity on your investment may be adversely affected.
period will be used to
prepay the notes.

RISKS ASSOCIATED WITH THE HOME LOANS

The return on your notes       Although the home loans are secured by liens on mortgaged properties, this
may be reduced by              collateral may not give assurance of repayment of the home loans comparable to
losses on the home             the assurance of repayment that many first lien lending programs provide, and
loans, which are more          the home loans, especially those with high combined loan-to-value ratios, may
likely because they are        have risk of repayment characteristics more similar to unsecured consumer loans.
junior liens.


                                      S-15







                               All of the initial home loans in loan group I and loan group II, are secured by second or more junior mortgages that are subordinate to the rights of the mortgagee under a senior mortgage or mortgages. Proceeds from liquidation of the mortgaged properties will be available to satisfy the home loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the servicer may write off the entire outstanding balance of the home loan as a bad debt. These are risks particularly applicable to home loans secured by second liens that have high combined loan-to-value ratios or have small balances relative to the total indebtedness of the borrower because it is more likely that the servicer would determine foreclosure to be uneconomical than for first lien home loans with low loan-to-value ratios. As of the cut-off date, the weighted average combined loan-to-value ratio of the home loans is 115.10%, and approximately 95.92% of the home loans will have combined loan-to-value ratios in excess of 100%. These losses will be borne by noteholders if the applicable credit enhancement is insufficient to absorb them.

                               In addition, we cannot assure you that the values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related home loans. If the residential real estate market experiences an overall decline in value, this could extinguish the value of any interest of a junior mortgagee in the mortgaged property.


Legal considerations           The home loans are secured by mortgages. Home loans secured by junior mortgages
present certain risks.         are entitled to proceeds that remain from the sale of the related mortgaged property after any senior mortgage loans and prior statutory liens have been satisfied. If these proceeds are insufficient to satisfy these senior loans and prior liens in the aggregate, the issuer, and accordingly, the noteholders, will bear the risk of delay in distributions while the servicer obtains a deficiency judgment, to the extent available in the related state, against the related mortgagor, and also bear the risk of loss if the servicer cannot obtain or realize upon that deficiency judgment. See "Certain Legal Aspects of the Loans"
                               in the prospectus.


                                      S-16








There may be variations        Each subsequent home loan will satisfy the eligibility criteria referred to in
in the subsequent home         this prospectus supplement at the time a seller transfers it to the issuer.
loans from the initial         These subsequent home loans may present different risks than the initial home
home loans.                    loans. Thus, after the transfer of subsequent home loans to the issuer, the aggregate characteristics of the home loans that are part of the trust estate may vary from those of the initial home loans. See "Description of the Home
                               Loans--Conveyance of Subsequent Home Loans".

Delays in payment on your      The servicer is not obligated to advance scheduled monthly payments of principal
notes may result               and interest on home loans that are delinquent or in default. The rate of
because the servicer is        delinquency of second home loans may be greater than that of home loans secured
not required to advance        by first liens on comparable properties.
payments.

The return on your notes       Home loans similar to those included in the home loan pool have been originated
may be reduced in an           only for a limited period of time. During this time, economic conditions
economic downturn.             nationally and in most regions of the country have been generally favorable.
                               However, a deterioration in economic conditions could adversely affect the ability and willingness of mortgagors to repay their loans. No prediction can be made as to the effect of an economic downturn on the rate of delinquencies and losses on the home loans.

                                      S-17







The underwriting               The underwriting standards under which the home loans were underwritten are
standards for the home         analogous to credit lending, rather than mortgage lending, since underwriting
loans are more sensitive       decisions were based primarily on the borrower's credit history and capacity to
to risks relating to           repay rather than on the appraised value of the collateral. The underwriting
borrower credit-               standards allow loans to be approved with combined loan-to-value ratios of up to
worthiness and less            125%. See "Description of the Home Loans -- Underwriting Standards" in this
sensitive to risks relating    prospectus supplement. Because of the relatively high combined loan-to-value
to collateral value            ratios of the home loans and the fact that substantially all of the home loans
compared to first lien         are secured by junior liens, losses on the home loans will likely be higher than
loans.                         on first lien home loans.

                               Future changes in the borrower's economic circumstances will have a significant effect on the likelihood of repayment. These changes may result from a variety of unforeseeable personal factors, including loss of employment, reduction in income, illness and divorce. In addition, changes in the payment terms of any related senior mortgage loan may adversely affect the borrower's ability to pay principal and interest on the home loan.

The return on your notes       The concentration of the related mortgaged properties in one or more geographic
may be particularly            regions may increase the risk of loss on the notes. Approximately 15.86% and
sensitive to changes in        45.11% of the cut-off date principal balance of the home loans in loan group I
real estate markets in         and loan group II, respectively, are located in California. If the regional
specific regions.              economy or housing market weakens in California, or in any other region having a significant concentration of the properties underlying the home loans, the home loans related to properties in that region may experience increased rates of delinquency, which may result in losses on the home loans. A region's economic condition and housing market may be adversely affected by a variety of events, including natural disasters such as earthquakes, hurricanes, floods and eruptions, and civil disturbances such as riots.

Debt incurred by the           With respect to home loans which were used for debt consolidation, there can be
borrowers in addition to       no assurance that the borrower will not incur further debt in addition to the
the home loans could           home loan. This additional debt could impair the ability of borrowers to repay
increase your risk.            their debts, which in turn could result in higher rates of delinquency and loss on the home loans.


                                      S-18







SERVICING PRACTICES

Loss mitigation                The servicer may use a wide variety of practices to limit losses on defaulted
practices or the release       home loans, including writing off part of the debt, reducing future payments,
of a lien may increase         and deferring the collection of past due payments. The servicing agreement also
your risk.                     permits the servicer to release the lien on a mortgaged property under specified circumstances. See "The Agreements--The Servicing Agreement" in this prospectus supplement.

GMACM has only                 GMACM, through its ditech.com division, began its program of originations,
limited historical             purchases and sales of high combined loan-to-value ratio loans in April 1999.
delinquency, loss and          Accordingly, GMACM has only limited historical delinquency and loan loss
prepayment information.        information, and no delinquency and loan loss experience for those loans has been included in this prospectus supplement. See "The Sellers and Servicer" in this prospectus supplement.

LIMITED OBLIGATIONS

Payments on the home           Credit enhancement will be provided for the notes in the form of:
loans, together with the
policy and funds in the             excess interest collections, if available;
pre-funding account and
the capitalized interest            overcollateralization; and
account, are the sole
source of payments on               the financial guaranty insurance policy.
your notes.

                               None of the sellers, the depositor, the servicer, the indenture trustee, the owner trustee or any of their respective affiliates will have any obligation to replace this credit enhancement, or to take any other action to maintain any rating of the notes. If any losses are incurred on the home loans that are not covered by this credit enhancement, the holders of the notes will bear the risk of these losses.

                               You will have no recourse against the depositor, the sellers and servicer, or any of their affiliates, if any required distribution on the notes is not made or for any default. The only obligations of the seller with respect to the related trust or the notes would result from a breach of the representations and warranties that the seller may make concerning the trust assets.

                                      S-19







Limitations on the             We cannot assure you that, at any particular time, a seller will be able,
repurchase or                  financially or otherwise, to repurchase or replace defective home loans as
replacement of defective       described in this prospectus supplement. Events relating to a seller and its
home loans by the              operations could occur that would adversely affect the financial ability of the
sellers.                       seller to repurchase defective home loans from the issuer, including the termination of borrowing arrangements that provide the seller with funding for its operations, or the sale or other disposition of all or any significant portion of the seller's assets. If the sellers do not repurchase or replace a defective home loan, then the servicer, on behalf of the issuer, will try to recover the maximum amount possible with respect to that defective home loan, and any resulting delay or loss will be borne by the noteholders, to the extent that the related credit enhancement does not cover this delay or loss.

The limited assets of the      The notes will be payable solely from the assets of the trust. There can be no
trust for making               assurance that the market value of the assets in the trust will be equal to or
payments on the notes          greater than the total principal amount of the notes outstanding, plus accrued
may not be sufficient to       interest. Moreover, if the assets of the trust are ever sold, the sale proceeds
distribute all payments        will be applied first to reimburse the indenture trustee, servicer and credit
due on the notes.              enhancer for their unpaid fees and expenses before any remaining amounts are distributed to noteholders.

                               In addition, at the times specified in this prospectus supplement, home loans may be released to the holders of the GMACM Home Loan-Backed Certificates,
                               Series 2001-HLTV1. Once released, those assets will no longer be available to make payments to noteholders.

LIQUIDITY RISKS

You may have to hold           A secondary market for your notes may not develop. Even if a secondary market
your notes to maturity if      does develop, it may not continue, or it may be illiquid. Illiquidity means you
their marketability is         may not be able to find a buyer to buy your securities readily or at prices that
limited.                       will enable you to realize a desired yield. Illiquidity can have an adverse effect on the market value of your notes.

                                      S-20








                                  INTRODUCTION

         The trust will be formed under the trust agreement, to be dated as of the closing date, between the depositor and the owner trustee. The issuer will issue $300,000,000 of GMACM Home Loan-Backed Term Notes, Series 2001-HLTV1. These notes will be issued under the indenture, to be dated as of the closing date, between the issuer and the indenture trustee. Under the trust agreement, the issuer will issue one class of GMACM Home Loan-Backed Certificates, Series 2001-HLTV1. The notes and the certificates are collectively referred to in this prospectus supplement as the securities. Only the notes are offered by this prospectus supplement.

         We have defined certain significant terms in the section titled "Description of the Securities--Glossary of Terms" in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The term "Payment Account" used in the prospectus corresponds to the term "Note Payment Account" as described in this prospectus supplement. The conveyance of the home loans to the trust and the issuance of the notes described in this prospectus supplement is a "Designated Seller Transaction" as that term is used in the prospectus.

                          DESCRIPTION OF THE HOME LOANS

GENERAL

         The statistical information presented in this prospectus supplement relates to the home loans conveyed to the trust on the closing date, or initial home loans. Unless otherwise indicated, all percentages set forth in this prospectus supplement are approximate and are based upon the outstanding principal balances of the initial home loans as of the cut-off date.

         Home loans conveyed to the trust after the closing date, or subsequent home loans, will be selected using generally the same criteria as that used to select the initial home loans, and generally the same representations and warranties will be made with respect thereto. See "Description of the Home Loans--Conveyance of Subsequent Home Loans" in this prospectus supplement.

INITIAL HOME LOANS

         The pool of initial home loans will be conveyed to the trust on the closing date. On or prior to April 30, 2001, the issuer may purchase subsequent home loans having an unpaid principal balance up to the initial amount deposited into the Pre-Funding Account. All of the home loans will be closed-end, fixed-rate loans which are not insured or guaranteed by any governmental agency and the related proceeds of which were used to:

             finance property improvements,

             finance the acquisition of personal property such as home appliances or furnishings,

             finance debt consolidation,

             finance the partial refinancing of residential properties,

             provide cash to the borrower for unspecified purposes, or

             a combination of the foregoing.


                                      S-21








         The home loans will be secured by mortgages, deeds of trust and security deeds on various types of residences, including one- to four-family residences, condominium units and townhouses, that are primarily second in priority to a senior lien on the related mortgaged properties. The mortgaged properties will be primary residences of the related borrowers.

         All of the home loans were originated by GMACM through its ditech.com division. GMACM acquired the assets of DiTech Funding Corporation in April 1999 and utilizes those assets in its ditech.com division.

         GMACM, through its ditech.com division, solicits mortgages directly from borrowers through its extensive telemarketing and advertising programs. All of the home loans will have been underwritten or reviewed to determine whether such home loans comply with the underwriting standards of the seller. For a description of the underwriting criteria applicable to the home loans, see "Description of the Home Loans--Underwriting Standards" in this prospectus supplement.

         As of the cut-off date, 96.12% and 94.06% of the home loans in Loan Group I and Loan Group II, respectively, will be secured by liens on mortgaged properties in which the borrowers have no equity in the mortgaged properties, i.e., the related combined loan-to-value ratios exceeded 100% at the time of origination of such home loans. For any home loan secured by a junior lien on the related mortgaged property, the combined loan-to-value ratio, in most cases, will be the ratio, expressed as a percentage, of (A) the sum of (1) the original principal balance of the home loan, and (2) the principal balance of any related senior mortgage loan at origination of the home loan together with any home loan subordinate to it, to (B) the appraised value of the related mortgaged property or, if permitted under the seller's underwriting standards, the stated value.

         All of the home loans will be sold by the sellers to the depositor, which will then transfer the home loans to the trust pursuant to the purchase agreement. The trust will be entitled to all payments of principal and interest in respect of the home loans received on or after the cut-off date.

         As to any date, the pool balance will be equal to the aggregate of the principal balances of all home loans owned by the trust as of that date, plus any amounts on deposit in the pre-funding account. The principal balance of a home loan, other than a liquidated home loan, on any day is equal to its principal balance as of the cut-off date, minus all collections credited against the principal balance of the home loan in accordance with the related mortgage note prior to that day. The principal balance of a liquidated home loan after final recovery of substantially all of the related liquidation proceeds which the servicer reasonably expects to receive will be zero.

         The initial home loans conveyed to the trust on the closing date will be divided into two Loan Groups as follows:

         (1) Loan Group I will include home loans that satisfy the following restrictions:

               As to each loan in Loan Group I secured by a first lien on the related property, the original principal balance was generally no more than $275,000 for single-family properties and $351,950 for two-family properties.

               As to each loan in Loan Group I secured by a second lien on the related property:

                    (a) the original principal balance was generally no more
                        than $137,500 for single-family properties and $175,975 for two-family properties; and

                    (b) the sum of the original principal balance of the second lien loan and the outstanding original principal balance of the related senior lien loan was generally no more than $275,000 for single-family properties and $351,950 for two-family properties.


                                      S-22









               Any subsequent home loans that are included in Loan Group I will also satisfy the above requirements.

         (2) Loan Group II will include home loans that do not meet the restrictions applicable to Loan Group I. In addition, Loan Group II will include any home loans subsequently transferred to the trust that are not included in Loan Group I.

         Principal payments on the Class A-I Notes will be based primarily on amounts collected or received in respect of the home loans in Loan Group I, while principal payments on the Class A-II notes will be based primarily on amounts collected or received in respect of the home loans in Loan Group II.

PAYMENTS ON THE HOME LOANS

         Interest on each home loan is payable monthly on the outstanding principal balance thereof at a fixed rate per annum. The home loans will be serviced under an "actuarial interest" method in which interest is charged to the related borrowers, and payments are due from such borrowers as of a scheduled day each month which is fixed at the time of origination with payments received after a grace period following such scheduled day subject to a late charge. Each regular scheduled payment made by the borrower is, therefore, treated as containing a predetermined amount of interest and principal. Scheduled monthly payments made by the borrowers on the home loans either earlier or later than the scheduled due dates thereof will not affect the amortization schedule or the relative application of such payments to principal and interest. Interest accrued on each home loan will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

         As of the cut-off date, 57.54% and 66.10% of the home loans in Loan Group I and Loan Group II, respectively, provide for payment of a prepayment charge, if these home loans prepay within a specified time period. The prepayment charge, in most cases, is the maximum amount permitted under applicable state law. However, some state laws restrict the imposition of prepayment charges even when the home loans expressly provide for the collection of those charges. Although the Alternative Mortgage Transactions Parity Act permits the collection of prepayment charges in connection with some types of eligible home loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act. As a result, it is possible that prepayment charges may not be collected even on home loans that provide for the payment of these charges. The servicer will be entitled to all prepayment charges and late payment charges received on the home loans and these amounts will not be available for payment on the notes.


                                      S-23









CHARACTERISTICS OF THE INITIAL HOME LOANS IN LOAN GROUP I AND LOAN GROUP II

         The statistical information set forth below does not take into account any of the subsequent home loans that may be sold to the trust during the pre-funding period through the application of amounts on deposit in the pre-funding account.

         LOAN GROUP I

         The home loans in Loan Group I, or Group I home loans, had the following characteristics as of the cut-off date:

             The Group I home loans consisted of 5,262 home loans with an aggregate principal balance totaling $204,129,808.93.

             The Group I home loans bear interest at fixed rates which ranged from 10.250% per annum to 17.500% per annum and had a weighted average loan rate of approximately 15.116% per annum.

             The principal balances of the Group I home loans ranged from $8,761.57 to $128,910.74 and averaged $38,793.20.

             The weighted average remaining term to stated maturity of the Group I home loans was approximately 240 months and the weighted average number of months that have elapsed since origination was two months.

             The weighted average combined loan-to-value ratio of the Group I home loans was approximately 115.32%, with the highest combined loan-to-value ratio being 125.00%.

             Approximately 96.12% of the Group I home loans had a combined loan-to-value ratio in excess of 100%.

             All of the Group I home loans are fully amortizing loans having original stated maturities of not more than 30 years.

             No Group I home loan is scheduled to mature later than January 1, 2026.

             All of the Group I home loans were home loans secured by mortgaged properties located in 49 states and the District of Columbia.

             All of the Group I home loans were secured by mortgaged properties represented by the related borrowers to be owner-occupied.

             All of the Group I home loans were secured by second or more junior liens on the related mortgaged property.

             The documentation type for all of the Group I home loans was full documentation.

             None of the Group I home loans were 30 or more days delinquent.


                                      S-24








As used in this prospectus supplement, a home loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date. However, since the determination as to whether a home loan falls into this category is made as of the close of business on the last business day of each month, a home loan with a payment due on January 1 that remained unpaid as of the close of business on January 31 would still be considered current as of January 31. If that payment remained unpaid as of the close of business on February 28, the home loan would then be considered to be 30 to 59 days delinquent. Delinquency information presented in this prospectus supplement as of the cut-off date is determined and prepared as of the close of business on the last business day immediately prior to the cut-off date.

ADDITIONAL LOAN GROUP I CHARACTERISTICS

         Set forth below is a description of some additional characteristics of the initial home loans in Loan Group I, which are given as of the cut-off date unless otherwise indicated. All percentages of the initial home loans in Loan Group I are approximate percentages unless otherwise indicated by the cut-off date balance. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

               INITIAL HOME LOAN CHARACTERISTICS FOR LOAN GROUP I

                       PROPERTY TYPE OF GROUP I HOME LOANS


                                                                                             PERCENTAGE OF
                                               NUMBER OF                                        CUT-OFF
                                            INITIAL GROUP I         AGGREGATE UNPAID         DATE AGGREGATE
PROPERTY TYPE                                  HOME LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
---------------------------------------- ----------------------- ------------------------ ---------------------
Single Family                                         4,839           $188,260,668.24               92.23%
Condominium                                             368             13,544,005.31                6.63
PUD                                                      55              2,325,135.38                1.14
                                                      -----           ---------------              ------
                                  TOTAL               5,262           $204,129,808.93              100.00%


              OUTSTANDING PRINCIPAL BALANCES OF GROUP I HOME LOANS

                                                                                             PERCENTAGE OF
                                             NUMBER OF                                          CUT-OFF
                                          INITIAL GROUP I          AGGREGATE UNPAID          DATE AGGREGATE
RANGE OF PRINCIPAL BALANCES ($)              HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
-------------------------------------- ----------------------- ------------------------- -----------------------
           $0.00  to   $25,000.00                    1,074           $ 21,845,570.27                10.70%
      $25,000.01  to   $50,000.00                    3,235            119,884,599.23                58.73
      $50,000.01  to   $75,000.00                      749             44,872,605.91                21.98
      $75,000.01  to   $100,000.00                     189             15,803,785.05                 7.74
     $100,000.01  to   $125,000.00                      13              1,468,698.71                 0.72
     $125,000.01  to   $150,000.00                       2                254,549.76                 0.12
                                                     -----           ---------------               ------
                                TOTAL                5,262           $204,129,808.93               100.00%


             The average principal balance of the initial Group I home loans as of the cut-off date is approximately $38,793.20.


                                      S-25








                     ORIGINAL BALANCES OF GROUP I HOME LOANS

                                                                                             PERCENTAGE OF
                                              NUMBER OF                                         CUT-OFF
                                           INITIAL GROUP I         AGGREGATE UNPAID          DATE AGGREGATE
RANGE OF ORIGINAL BALANCES ($)                HOME LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------- ----------------------- ------------------------ -----------------------
           $0.00   to   $25,000.00                   1,065            $ 21,634,499.61                10.60%
      $25,000.01   to   $50,000.00                   3,241             119,946,093.87                58.76
      $50,000.01   to   $75,000.00                     750              44,873,128.82                21.98
      $75,000.01   to   $100,000.00                    191              15,952,838.16                 7.82
     $100,000.01   to   $125,000.00                     13               1,468,698.71                 0.72
     $125,000.01   to   $150,000.00                      2                 254,549.76                 0.12
                                                     -----            ---------------               ------
                                 TOTAL               5,262            $204,129,808.93               100.00%

             The average original balance of the initial Group I home loans is approximately $38,915.10.

               COMBINED LOAN-TO-VALUE RATIOS OF GROUP I HOME LOANS

                                                                                             PERCENTAGE OF
                                              NUMBER OF                                         CUT-OFF
RANGE OF COMBINED LOAN-TO-VALUE            INITIAL GROUP I         AGGREGATE UNPAID          DATE AGGREGATE
RATIOS (%)                                    HOME LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
--------------------------------------- ----------------------- ------------------------ -----------------------
         0.00%    to     40.00%                          2            $     68,055.49                  0.03%
        40.01%    to     50.00%                          1                  14,956.13                  0.01
        50.01%    to     60.00%                          1                  34,173.97                  0.02
        60.01%    to     70.00%                          5                 238,149.63                  0.12
        70.01%    to     80.00%                         12                 458,270.77                  0.22
        80.01%    to     90.00%                         26                 954,051.92                  0.47
        90.01%    to    100.00%                        192               6,151,790.64                  3.01
       100.01%    to    105.00%                        453              14,383,060.04                  7.05
       105.01%    to    110.00%                        830              27,626,486.00                 13.53
       110.01%    to    115.00%                        981              36,332,927.46                 17.80
       115.01%    to    120.00%                      1,137              45,980,045.97                 22.52
       120.01%    to    125.00%                      1,622              71,887,840.91                 35.22
                                                     -----            ---------------                ------
                                 TOTAL               5,262            $204,129,808.93                100.00%

             The minimum and maximum combined loan-to-value ratios of the initial Group I home loans as of the cut-off date are approximately 25.95% and 125.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group I home loans as of the cut-off date is approximately 115.32%.


                                      S-26








                GEOGRAPHICAL DISTRIBUTIONS OF GROUP I HOME LOANS

                                                                                              PERCENTAGE OF
                                               NUMBER OF                                         CUT-OFF
                                            INITIAL GROUP I          AGGREGATE UNPAID         DATE AGGREGATE
LOCATION                                       HOME LOANS            PRINCIPAL BALANCE      PRINCIPAL BALANCE
--------------------------------------- ------------------------- ------------------------ ---------------------
California                                               756           $ 32,376,383.63                15.86%
Florida                                                  366             13,711,059.93                 6.72
North Carolina                                           351             13,208,366.88                 6.47
Virginia                                                 233              9,547,057.37                 4.68
Pennsylvania                                             257              9,431,950.45                 4.62
Ohio                                                     264              9,412,102.87                 4.61
New York                                                 198              8,090,091.60                 3.96
Georgia                                                  200              7,206,216.53                 3.53
Maryland                                                 174              6,973,556.46                 3.42
New Jersey                                               153              6,792,047.51                 3.33
Illinois                                                 178              6,499,732.19                 3.18
Michigan                                                 137              5,329,876.97                 2.61
Arizona                                                  125              5,004,533.54                 2.45
Alabama                                                  128              4,567,955.53                 2.24
Tennessee                                                117              4,424,705.90                 2.17
Washington                                                98              4,209,243.75                 2.06
Indiana                                                  118              4,208,440.12                 2.06
Other                                                  1,409             53,136,487.70                26.03
                                                       -----           ---------------               ------
                                  TOTAL                5,262           $204,129,808.93               100.00%

             "Other" includes states and the District of Columbia with under 2.00% concentrations individually.


                    DOCUMENTATION TYPE OF GROUP I HOME LOANS

                                                                                             PERCENTAGE OF
                                              NUMBER OF                                         CUT-OFF
                                           INITIAL GROUP I         AGGREGATE UNPAID          DATE AGGREGATE
DOCUMENTATION LEVEL                          HOME LOANS            PRINCIPAL BALANCE       PRINCIPAL BALANCE
-------------------------------------- ------------------------ ------------------------ -----------------------
Full Documentation                                  5,262            $204,129,808.93                100.00%
                                                    -----            ---------------                ------
                                TOTAL               5,262            $204,129,808.93                100.00%


                      OCCUPANCY TYPES OF GROUP I HOME LOANS

                                                                                             PERCENTAGE OF
                                              NUMBER OF                                         CUT-OFF
 OCCUPANCY (AS INDICATED BY THE            INITIAL GROUP I         AGGREGATE UNPAID          DATE AGGREGATE
 BORROWER)                                    HOME LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
 -------------------------------------- ----------------------- ------------------------ -----------------------
Owner Occupied                                       5,262           $204,129,808.93                100.00%
                                                     -----           ---------------                ------
                                 TOTAL               5,262           $204,129,808.93                100.00%


                                      S-27







                       LOAN PURPOSE OF GROUP I HOME LOANS

                                                                                              PERCENTAGE OF
                                              NUMBER OF                                          CUT-OFF
                                           INITIAL GROUP I         AGGREGATE UNPAID          DATE AGGREGATE
 LOAN PURPOSE                                HOME LOANS           PRINCIPAL BALANCE         PRINCIPAL BALANCE
-------------------------------------------------------------------------------------------------------------
Debt Consolidation*                                 2,575           $102,950,143.91                   50.43%
Debt Consolidation & Cash Out*                      1,493             52,719,301.68                   25.83
Cash Out*                                             728             24,408,439.19                   11.96
Rate & Term                                           466             24,051,924.15                   11.78
                                                    -----           ---------------                  ------
                                 TOTAL              5,262           $204,129,808.93                  100.00%

* A portion of the proceeds of some of these home loans may have also been used for refinancing.


                    JUNIOR RATIOS OF GROUP I HOME LOANS(1)(2)

                                                                                            PERCENTAGE OF
                                              NUMBER OF                                         CUT-OFF
                                           INITIAL GROUP I         AGGREGATE UNPAID         DATE AGGREGATE
 RANGE OF JUNIOR RATIOS (%)                  HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
 -----------------------------------------------------------------------------------------------------------
  0.001%   to    5.000%                                 1           $     13,981.02                   0.01%
  5.001%   to    10.000%                               75              1,291,046.36                   0.63
 10.001%   to    15.000%                              428              9,379,081.65                   4.59
 15.001%   to    20.000%                              948             27,768,046.01                  13.60
 20.001%   to    25.000%                            1,184             42,747,791.07                  20.94
 25.001%   to    30.000%                              996             41,070,088.55                  20.12
 30.001%   to    35.000%                              865             41,121,088.96                  20.14
 35.001%   to    40.000%                              373             18,832,252.02                   9.23
 40.001%   to    45.000%                              197             10,307,006.47                   5.05
 45.001%   to    50.000%                               96              5,488,770.08                   2.69
 50.001%   to    55.000%                               40              2,225,141.65                   1.09
 55.001%   to    60.000%                               23              1,526,041.95                   0.75
 60.001%   to    65.000%                               16              1,140,731.42                   0.56
 65.001%   to    70.000%                                7                467,462.16                   0.23
 70.001%   to    75.000%                                1                 69,767.31                   0.03
 75.001%   to    80.000%                                3                216,291.07                   0.11
 80.001%   to    85.000%                                1                 54,795.04                   0.03
 95.001%   to    100.000%                               8                410,426.14                   0.20
                                                    -----           ---------------                   ----
                                      TOTAL         5,262           $204,129,808.93                 100.00%

(1) The junior ratio of a home loan is the ratio (expressed as a percentage) of the outstanding balance of such home loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such home loan is underwritten.

(2) The weighted average junior ratio of the initial Group I home loans as of the cut-off date is approximately 28.54%.


                                      S-28







                        LOAN RATES OF GROUP I HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                 INITIAL GROUP I         AGGREGATE UNPAID         DATE AGGREGATE
      RANGE OF LOAN RATES (%)                      HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -------------------------------------------------------------------------------------------------------------
            10.000%   to   10.999%                            35          $  1,574,329.32                    0.77%
            11.000%   to   11.999%                            68             2,688,077.08                    1.32
            12.000%   to   12.999%                           234             9,163,895.57                    4.49
            13.000%   to   13.999%                           706            27,671,823.29                   13.56
            14.000%   to   14.999%                         1,479            58,272,846.63                   28.55
            15.000%   to   15.999%                         1,516            57,703,613.94                   28.27
            16.000%   to   16.999%                         1,223            47,039,926.04                   23.04
            17.000%   to   17.999%                             1                15,297.06                    0.01
                                                           -----          ---------------                  ------
                                      TOTAL                5,262          $204,129,808.93                  100.00%

    The weighted average loan rate of the initial Group I home loans as of the cut-off date is approximately 15.116%.


          MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP I HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                 INITIAL GROUP I         AGGREGATE UNPAID         DATE AGGREGATE
      RANGE OF REMAINING TERM                      HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      ------------------------------------------------------------------------------------------------------------
               61    to    120                                14          $    520,782.97                    0.26%
              121    to    180                             2,586            91,599,845.12                   44.87
              181    to    240                               283            11,554,304.24                    5.66
              241    to    300                             2,379            100,454,876.60                  49.21
                                                           -----          ---------------                  ------
                                      TOTAL                5,262          $204,129,808.93                  100.00%

    The weighted average months remaining to scheduled maturity of the initial Group I home loans as of the cut-off date is approximately 240 months.


                       LIEN PRIORITY OF GROUP I HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                 INITIAL GROUP I         AGGREGATE UNPAID         DATE AGGREGATE
      LIEN POSITION                                HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -------------------------------------------------------------------------------------------------------------
      Second                                               5,262          $204,129,808.93                 100.00%
                                                           -----          ---------------                 ------
                                      TOTAL                5,262          $204,129,808.93                 100.00%


                                      S-29







                   DEBT-TO-INCOME RATIOS OF GROUP I HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
      RANGE OF DEBT-TO-INCOME                    INITIAL GROUP I         AGGREGATE UNPAID         DATE AGGREGATE
      RATIOS (%)                                   HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
      -------------------------------------------------------------------------------------------------------------
                 10.000%   to   14.999%                        6          $    141,744.18                    0.07%
                 15.000%   to   19.999%                       27               748,582.52                    0.37
                 20.000%   to   24.999%                      176             5,811,456.94                    2.85
                 25.000%   to   29.999%                      416            14,167,034.96                    6.94
                 30.000%   to   34.999%                      746            26,287,980.38                   12.88
                 35.000%   to   39.999%                    1,181            43,871,299.07                   21.49
                 40.000%   to   44.999%                    1,319            51,552,644.50                   25.25
                 45.000%   to   49.999%                    1,382            61,131,444.94                   29.95
                 50.000%   to   54.999%                        9               417,621.44                    0.20
                                                           -----          ---------------                  ------
                                         TOTAL             5,262          $204,129,808.93                  100.00%

    The weighted average debt-to-income ratio of the initial Group I home loans as of the cut-off date is approximately 40.11%.


           DISPOSABLE INCOME OF BORROWERS OF GROUP I HOME LOANS(1)(2)


                                                                                                     PERCENTAGE OF
      RANGE OF DISPOSABLE                           NUMBER OF                                           CUT-OFF
      MONTHLY INCOME OF BORROWER                 INITIAL GROUP I         AGGREGATE UNPAID           DATE AGGREGATE
      ($)                                           HOME LOANS          PRINCIPAL BALANCE         PRINCIPAL BALANCE
      ---------------------------------------------------------------------------------------------------------------
            $1,000.01   to    $2,000.00                        1              $26,106.43                      0.01%
            $2,000.01   to    $3,000.00                    2,294           78,830,872.80                     38.62
            $3,000.01   to    $4,000.00                    1,598           62,971,890.22                     30.85
            $4,000.01   to    $5,000.00                      829           35,674,627.52                     17.48
            $5,000.01   to    $6,000.00                      307           14,639,386.39                      7.17
            $6,000.01   to    $7,000.00                      118            5,794,866.62                      2.84
            $7,000.01   to    $8,000.00                       58            3,015,067.96                      1.48
            $8,000.01   to    $9,000.00                       28            1,456,516.34                      0.71
            $9,000.01   to    $10,000.00                      11              633,406.22                      0.31
           $10,000.01  and    greater                         18            1,087,068.43                      0.53
                                                              --            ------------                      ----
                                      TOTAL                5,262         $204,129,808.93                    100.00%

(1) Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

(2) The weighted average disposable monthly income of the borrower of the initial Group I home loans as of the cut-off date is approximately $3,644.49.


                                      S-30







        CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP I HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
       RANGE OF CREDIT SCORES AS OF THE          INITIAL GROUP I         AGGREGATE UNPAID          DATE AGGREGATE
       DATE OF ORIGINATION OF THE LOANS             HOME LOANS          PRINCIPAL BALANCE        PRINCIPAL BALANCE
       ------------------------------------------------------------------------------------------------------------
                    640    to    659                         744          $ 28,878,658.78                   14.15%
                    660    to    679                       1,826            70,743,016.24                   34.66
                    680    to    699                       1,246            49,227,198.70                   24.12
                    700    to    719                         776            30,249,320.62                   14.82
                    720    to    739                         430            15,797,377.05                    7.74
                    740    to    759                         175             6,893,856.14                    3.38
                    760    to    779                          55             2,010,827.01                    0.99
                    780    to    799                          10               329,554.39                    0.16
                                                           -----          ---------------                 -------
                                          TOTAL            5,262          $204,129,808.93                  100.00%

    The weighted average credit score of the borrower of the initial Group I home loans as of the cut-off date is approximately 685.


                                      S-31








LOAN GROUP II

The home loans in Loan Group II, or Group II home loans, had the following characteristics as of the cut-off date:

     The Group II home loans consisted of 306 home loans with an aggregate principal balance totaling $22,517,306.44.

     The Group II home loans bear interest at fixed rates which ranged from 9.875% per annum to 16.990% per annum and had a weighted average loan rate of approximately 15.026% per annum.

     The principal balances of the Group II home loans ranged from $14,994.69 to $149,951.55 and averaged $73,585.97.

     The weighted average remaining term to stated maturity of the Group II home loans was approximately 266 months and the weighted average number of months that have elapsed since origination was two months.

     The weighted average combined loan-to-value ratio of the Group II home loans was approximately 113.10%, with the highest combined loan-to-value ratio being 125.00%.

     Approximately 94.06% of the Group II home loans had a combined loan-to-value ratio in excess of 100%.

     All of the Group II home loans are fully amortizing loans having original stated maturities of not more than 30 years.

     No Group II home loan is scheduled to mature later than January 1, 2026.

     All of the Group II home loans were home loans secured by mortgaged properties located in 35 states and the District of Columbia.

     All of the Group II home loans were secured by mortgaged properties represented by the related borrowers to be owner-occupied.

     All of the Group II home loans were secured by second or more junior liens on the related mortgaged property.

     The documentation type for all of the Group II home loans was full documentation.

     None of the Group II home loans were 30 or more days delinquent.


                                      S-32







ADDITIONAL LOAN GROUP II CHARACTERISTICS

         Set forth below is a description of some additional characteristics of the initial home loans in Loan Group II, which are given as of the cut-off date unless otherwise indicated. All percentages of the initial home loans in Loan Group II are approximate percentages unless otherwise indicated by the cut-off date balance. The sum of the dollar amounts and percentages in the following tables may not equal the totals due to rounding.

               INITIAL HOME LOAN CHARACTERISTICS FOR LOAN GROUP II

                      PROPERTY TYPE OF GROUP II HOME LOANS

                                                                             PERCENTAGE OF
                                     NUMBER OF                                  CUT-OFF
                                  INITIAL GROUP II    AGGREGATE UNPAID       DATE AGGREGATE
PROPERTY TYPE                        HOME LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------
Single Family                            282          $20,735,211.46              92.09%
Condominium                               16            1,285,879.94               5.71
PUD                                        8              496,215.04               2.20
                                         ---          --------------            -------
                      TOTAL              306          $22,517,306.44             100.00%


              OUTSTANDING PRINCIPAL BALANCES OF GROUP II HOME LOANS

                                                                              PERCENTAGE OF
                                      NUMBER OF                                  CUT-OFF
                                  INITIAL GROUP II    AGGREGATE UNPAID       DATE AGGREGATE
RANGE OF PRINCIPAL BALANCES ($)      HOME LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------
      $0.00  to  $25,000.00                5              $89,608.08               0.40%
 $25,000.01  to  $50,000.00               76            3,318,445.53              14.74
 $50,000.01  to  $75,000.00               85            5,372,756.22              23.86
 $75,000.01  to  $100,000.00              92            7,865,612.92              34.93
$100,000.01  to  $125,000.00              36            4,126,661.58              18.33
$125,000.01  to  $150,000.00              12            1,744,222.11               7.75
                                         ---          --------------            -------
                      TOTAL              306          $22,517,306.44             100.00%

     The average principal balance of the initial Group II home loans as of the cut-off date is approximately $73,585.97.

                    ORIGINAL BALANCES OF GROUP II HOME LOANS

                                                                              PERCENTAGE OF
                                      NUMBER OF                                  CUT-OFF
                                  INITIAL GROUP II    AGGREGATE UNPAID       DATE AGGREGATE
RANGE OF ORIGINAL BALANCES ($)       HOME LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------
      $0.00  to  $25,000.00                5              $89,608.08               0.40%
 $25,000.01  to  $50,000.00               76            3,318,445.53              14.74
 $50,000.01  to  $75,000.00               85            5,372,756.22              23.86
 $75,000.01  to  $100,000.00              92            7,865,612.92              34.93
$100,000.01  to  $125,000.00              36            4,126,661.58              18.33
$125,000.01      $150,000.00              12            1,744,222.11               7.75
                                         ---           -------------            -------
                      TOTAL              306          $22,517,306.44             100.00%

     The average original balance of the initial Group II home loans is approximately $73,757.19.

                                      S-33







              COMBINED LOAN-TO-VALUE RATIOS OF GROUP II HOME LOANS

                                                                              PERCENTAGE OF
                                      NUMBER OF                                  CUT-OFF
RANGE OF COMBINED LOAN-TO-VALUE   INITIAL GROUP II    AGGREGATE UNPAID       DATE AGGREGATE
RATIOS (%)                           HOME LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------
 70.01%    to     80.00%                   2              $89,980.93               0.40%
 80.01%    to     90.00%                   1               49,960.21               0.22
 90.01%    to     100.00%                 19            1,198,154.47               5.32
100.01%    to     105.00%                 37            2,253,132.45              10.01
105.01%    to     110.00%                 61            4,129,083.87              18.34
110.01%    to     115.00%                 62            4,674,386.46              20.76
115.01%    to     120.00%                 64            5,248,464.31              23.31
120.01%    to     125.00%                 60            4,874,143.74              21.65
                                         ---          --------------             ------
                      TOTAL              306          $22,517,306.44             100.00%


     The minimum and maximum combined loan-to-value ratios of the initial Group II home loans as of the cut-off date are approximately 72.14% and 125.00%, respectively, and the weighted average combined loan-to-value ratio of the initial Group II home loans as of the cut-off date is approximately 113.10%.

                GEOGRAPHICAL DISTRIBUTIONS OF GROUP II HOME LOANS

                                                                              PERCENTAGE OF
                                      NUMBER OF                                  CUT-OFF
                                  INITIAL GROUP II    AGGREGATE UNPAID       DATE AGGREGATE
LOCATION                             HOME LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------
California                               145          $10,156,729.90              45.11%
Florida                                   15            1,099,937.31               4.88
New York                                  16            1,097,258.64               4.87
Washington                                12              995,670.34               4.42
Virginia                                   9              921,255.35               4.09
Illinois                                   9              748,208.16               3.32
Georgia                                    8              603,734.56               2.68
Maryland                                   9              593,897.08               2.64
North Carolina                             8              574,828.42               2.55
Ohio                                       7              512,584.43               2.28
New Jersey                                 6              506,365.62               2.25
Other                                     62            4,706,836.63              20.90
                                         ---          --------------             ------
                      TOTAL              306          $22,517,306.44             100.00%

     "Other" includes states and the District of Columbia with under 2.00% concentrations individually.

                    DOCUMENTATION TYPE OF GROUP II HOME LOANS

                                                                              PERCENTAGE OF
                                      NUMBER OF                                  CUT-OFF
                                  INITIAL GROUP II    AGGREGATE UNPAID       DATE AGGREGATE
DOCUMENTATION LEVEL                  HOME LOANS      PRINCIPAL BALANCE     PRINCIPAL BALANCE
---------------------------------------------------------------------------------------------------
Full Documentation                       306          $22,517,306.44             100.00%
                                         ---          --------------             ------
                      TOTAL              306          $22,517,306.44             100.00%

                                      S-34








                     OCCUPANCY TYPES OF GROUP II HOME LOANS

                                                                                                  PERCENTAGE OF
                                                     NUMBER OF                                       CUT-OFF
                                                 INITIAL GROUP II        AGGREGATE UNPAID         DATE AGGREGATE
  OCCUPANCY (AS INDICATED BY BORROWER)              HOME LOANS           PRINCIPAL BALANCE      PRINCIPAL BALANCE
  ------------------------------------------- ------------------------ ---------------------- -----------------------
  Owner Occupied                                             306          $22,517,306.44                100.00%
                                                             ---          --------------                ------
                                     TOTAL                   306          $22,517,306.44                100.00%



                       LOAN PURPOSE OF GROUP II HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                INITIAL GROUP II         AGGREGATE UNPAID          DATE AGGREGATE
    LOAN PURPOSE                                   HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
  ----------------------------------------- ---------------------- ------------------------- -----------------------
  Debt Consolidation*                                     119             $8,396,937.98                    37.29%
  Debt Consolidation & Cash Out*                           97              7,000,482.01                    31.09
  Cash Out*                                                54              3,567,771.29                    15.84
  Rate & Term                                              36              3,552,115.16                    15.78
                                                          ---            --------------                   ------
                                     TOTAL                306            $22,517,306.44                   100.00%


         * A portion of the proceeds of some of these home loans may have also been used for refinancing.


                   JUNIOR RATIOS OF GROUP II HOME LOANS(1)(2)

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                INITIAL GROUP II         AGGREGATE UNPAID         DATE AGGREGATE
     RANGE OF JUNIOR RATIOS (%)                    HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
     --------------------------------------- ------------------------ ----------------------- ------------------------
           0.001%    to     5.000%                            2                $34,970.20                   0.16%
           5.001%    to     10.000%                          18                622,193.28                   2.76
          10.001%    to     15.000%                          36              1,681,416.29                   7.47
          15.001%    to     20.000%                          78              4,554,111.80                  20.22
          20.001%    to     25.000%                          56              4,143,766.59                  18.40
          25.001%    to     30.000%                          68              6,012,471.44                  26.70
          30.001%    to     35.000%                          26              2,716,780.71                  12.07
          35.001%    to     40.000%                          15              1,740,497.23                   7.73
          40.001%    to     45.000%                           5                715,011.29                   3.18
          45.001%    to     50.000%                           1                146,947.92                   0.65
          55.001%    to     60.000%                           1                149,139.69                   0.66
                                                            ---            --------------                 ------
                                      TOTAL                 306            $22,517,306.44                 100.00%

         (1) The junior ratio of a home loan is the ratio (expressed as a percentage) of the outstanding balance of such home loan to the sum of such outstanding balance and the outstanding balance of any senior mortgage computed as of the date such home loan is underwritten.

         (2) The weighted average junior ratio of the initial Group II home loans as of the cut-off date is approximately 25.08%.


                                      S-35







                        LOAN RATES OF GROUP II HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                INITIAL GROUP II         AGGREGATE UNPAID         DATE AGGREGATE
    RANGE OF LOAN RATES (%)                        HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ---------------------------------------- ------------------------ ----------------------- ------------------------
           9.000%   to     9.999%                              1               $99,923.01                  0.44%
          10.000%   to    10.999%                              2               246,652.61                  1.10
          11.000%   to    11.999%                              3               276,746.12                  1.23
          12.000%   to    12.999%                              8               537,090.97                  2.39
          13.000%   to    13.999%                             43             3,056,825.46                 13.58
          14.000%   to    14.999%                            103             8,399,291.88                 37.30
          15.000%   to    15.999%                             70             5,258,263.00                 23.35
          16.000%   to    16.999%                             76             4,642,513.39                 20.62
                                                             ---           --------------                ------
                                      TOTAL                  306           $22,517,306.44                100.00%


             The weighted average loan rate of the initial Group II home loans as of the cut-off date is approximately 15.026%.



          MONTHS REMAINING TO SCHEDULED MATURITY OF GROUP II HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
                                                INITIAL GROUP II         AGGREGATE UNPAID         DATE AGGREGATE
    RANGE OF REMAINING MONTHS                      HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ---------------------------------------- ------------------------ ----------------------- ------------------------
            121    to     180                                 87             $5,201,914.26                  23.10%
            181    to     240                                 21              1,711,342.57                   7.60
            241    to     300                                198             15,604,049.61                  69.30
                                                             ---            --------------                 ------
                                      TOTAL                  306            $22,517,306.44                 100.00%

            The weighted average months remaining to scheduled maturity of the initial Group II home loans as of the cut-off date is approximately 266 months.


                      LIEN PRIORITY OF GROUP II HOME LOANS

                                                                                                   PERCENTAGE OF
                                                     NUMBER OF                                        CUT-OFF
                                                 INITIAL GROUP II        AGGREGATE UNPAID         DATE AGGREGATE
    LIEN POSITION                                   HOME LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
    ----------------------------------------- ------------------------ ---------------------- ------------------------
    Second                                                    306           $22,517,306.44                 100.00%
                                                              ---           --------------                 ------
                                       TOTAL                  306           $22,517,306.44                 100.00%


                                      S-36







                  DEBT-TO-INCOME RATIOS OF GROUP II HOME LOANS

                                                                                                   PERCENTAGE OF
                                                     NUMBER OF                                        CUT-OFF
                                                 INITIAL GROUP II         AGGREGATE UNPAID         DATE AGGREGATE
   RANGE OF DEBT-TO-INCOME RATIOS (%)               HOME LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
   ------------------------------------------ ------------------------ ----------------------- -----------------------
           20.000%    to    24.999%                              3               $256,715.31                    1.14%
           25.000%    to    29.999%                              7                516,317.55                    2.29
           30.000%    to    34.999%                             25              1,939,833.00                    8.61
           35.000%    to    39.999%                             46              2,985,810.63                   13.26
           40.000%    to    44.999%                             60              4,135,363.21                   18.37
           45.000%    to    49.999%                            165             12,683,266.74                   56.33
                                                               ---            --------------                  ------
                                          TOTAL                306            $22,517,306.44                  100.00%


            The weighted average debt-to-income ratio of the initial Group II home loans as of the cut-off date is approximately 43.84%.


           DISPOSABLE INCOME OF BORROWERS OF GROUP II HOME LOANS(1)(2)

                                                                                                  PERCENTAGE OF
                                                    NUMBER OF                                        CUT-OFF
   RANGE OF DISPOSABLE                          INITIAL GROUP II         AGGREGATE UNPAID         DATE AGGREGATE
   MONTHLY INCOME OF BORROWER ($)                  HOME LOANS           PRINCIPAL BALANCE       PRINCIPAL BALANCE
   ----------------------------------------- ------------------------ ----------------------- -----------------------
         $2,000.01    to    $3,000.00                         6              $294,448.90                    1.31%
         $3,000.01    to    $4,000.00                        66             4,429,049.21                   19.67
         $4,000.01    to    $5,000.00                        80             5,608,186.75                   24.91
         $5,000.01    to    $6,000.00                        53             4,102,719.43                   18.22
         $6,000.01    to    $7,000.00                        47             3,697,103.65                   16.42
         $7,000.01    to    $8,000.00                        21             1,622,510.63                    7.21
         $8,000.01    to    $9,000.00                        15             1,108,763.90                    4.92
         $9,000.01    to    $10,000.00                        3               359,537.96                    1.60
        $10,000.01   and    greater                          15             1,294,986.01                    5.75
                                                            ---           --------------                  ------
                                      TOTAL                 306           $22,517,306.44                  100.00%

         (1) Determined on a pretax basis by subtracting the borrower's monthly debt service on outstanding debt from the borrower's monthly income.

         (2) The weighted average disposable monthly income of the borrower of the initial Group II home loans as of the cut-off date is approximately $5,781.17.


       CREDIT SCORES AS OF THE DATE OF ORIGINATION OF GROUP II HOME LOANS

                                                                                                   PERCENTAGE OF
                                                    NUMBER OF                                         CUT-OFF
    RANGE OF CREDIT SCORES AS OF THE            INITIAL GROUP II         AGGREGATE UNPAID         DATE AGGREGATE
    DATE OF ORIGINATION OF THE LOANS               HOME LOANS           PRINCIPAL BALANCE        PRINCIPAL BALANCE
    ---------------------------------------- ------------------------ ----------------------- ------------------------
                  640    to    659                              55            $2,873,501.43                   12.76%
                  660    to    679                              98             6,842,316.94                   30.39
                  680    to    699                              68             5,556,608.44                   24.68
                  700    to    719                              40             3,463,418.16                   15.38
                  720    to    739                              29             2,445,514.72                   10.86
                  740    to    759                              11               863,286.79                    3.83
                  760    to    779                               4               410,095.36                    1.82
                  780    to    799                               1                62,564.60                    0.28
                                                               ---           --------------                  ------
                                         TOTAL                 306           $22,517,306.44                  100.00%


            The weighted average credit score of the borrower of the initial Group II home loans as of the cut-off date is approximately 689.


                                      S-37







UNDERWRITING STANDARDS

         All of the initial home loans have been, and the subsequent home loans are expected to be, underwritten by GMACM pursuant to its loan origination program referred to in this prospectus supplement as the "ditech.com Freedom Loan program." Generally, the underwriting standards of the ditech.com Freedom Loan program place a greater emphasis on the creditworthiness of the borrower than on the underlying collateral in evaluating the likelihood that a borrower will be able to repay a loan.

         The ditech.com Freedom Loan program is designed for homeowners who may have little or no equity in their property, but who possess good to excellent credit histories and provable income and use the proceeds for home improvements, debt consolidation and/or other consumer purposes. Under the ditech.com Freedom Loan program, GMACM uses its own credit evaluation criteria to classify the loans by risk class based in significant part on credit score. The credit scores, which are obtained from the credit reports of three major national credit reporting organizations, are numerical representations of borrowers' estimated default probabilities, and generally range from a low of 200 to a high of 900. The ditech.com Freedom Loan program provides that the credit report reflecting the median credit score is used by GMACM in evaluating each applicant. Generally, the applicant will have a credit score consistent with the applicable program guidelines. The principal amount of the loan originated by GMACM generally does not exceed program guidelines. GMACM generally does not permit the ratio of total monthly debt obligations to monthly gross income, or the debt-to-income ratio, to exceed certain program guidelines. Other than on an exception basis, the loans originated under the ditech.com Freedom Loan program will not have a combined loan-to-value ratio in excess of 125%. In general, the loan is secured by a second lien on the related property. In most instances the property is improved with an owner-occupied (based on the borrower's statement at origination) one- to four-family residence.

         Below is a brief summary of the ditech.com Freedom Loan program's guidelines.

                          FREEDOM LOAN PROGRAM SUMMARY


Credit                                           700+                     680-699                    660-679
Score
-------------------------------------- ------------------------- -------------------------- --------------------------
Maximum Loan Amount:                           $150,000                  $125,000                    $85,000
-------------------------------------- ------------------------- -------------------------- --------------------------
Maximum Debt-to-Income Ratio:                    50%                        50%                        50%
-------------------------------------- ------------------------- -------------------------- --------------------------


         The following pretax disposable income requirements are applicable on the loans in the ditech.com Freedom Loan program.

     ----------------------------------------- ------------------------------------
                   Loan Amount                       Minimum Residual Income
     ----------------------------------------- ------------------------------------
     $ 15,000 - $ 85,000                                    $2,000/mo
     ----------------------------------------- ------------------------------------
     $ 85,001 - $125,000                                    $2,500/mo
     ----------------------------------------- ------------------------------------
     $125,001 - $150,000                                    $3,000/mo
     ----------------------------------------- ------------------------------------


                                      S-38








         A credit report reflecting the applicant's complete credit history is required. The credit report typically contains information reflecting delinquencies, repossessions, judgments, foreclosures, bankruptcies and similar instances of adverse credit that can be discovered by a search of public records. An applicant's recent credit report is used to evaluate the borrower's payment record and must be current at the time of application.

         In addition to credit score and debt-to-income ratio parameters, GMACM also requires that each loan applicant be a generally acceptable credit risk. In addition, GMACM requires full income verification on each loan. Existing home loans are required to be current at the time the application is submitted. In addition, applicants may not have had any mortgages or rent payments more than 30 days beyond its respective due date during the 12 months preceding the application. For existing non-mortgage credit, minor derogatory items are acceptable. In some cases, letters of explanation may be required in explaining derogatory items. Any co-applicant that is being relied upon for income qualification must have a credit score equal to or greater than 620. GMACM does not recognize income from co-applicants who possess credit scores less than 620. On a case by case basis, GMACM will allow for deviation from these parameters if satisfactory letters of explanation are obtained.

         With respect to valuation of prospective mortgaged properties, the ditech.com Freedom Loan program allows for "stated value" (i.e., independent verification of property values are not required) on any loan. Generally, GMACM bases the loan decision on the creditworthiness of the borrower, rather than the underlying collateral.

         Generally, GMACM requires a title report by an approved title company or an attorney's title opinion on all property securing loans it originates or purchases. Title reports indicate the lien position of any related senior mortgage loans. The underwriting guidelines of GMACM do not require borrowers to obtain title insurance in connection with a home loan.

         Under GMACM's origination policies, upon the sale of the related property securing a borrower's loan, the borrower may qualify for a new loan in an identical amount with respect to the borrower's new property upon the satisfaction of all criteria applicable to such loan as if it were a new origination. In the case of home loans included in the trust, the servicer will enforce any related "due-on-sale" clauses and the new loan will not be transferred to the trust.

CONVEYANCE OF SUBSEQUENT HOME LOANS

         The purchase agreement permits the issuer to acquire subsequent home loans from the sellers. Accordingly, the statistical characteristics of the home loans upon the acquisition of the subsequent home loans may vary somewhat from the statistical characteristics of the initial home loans as of the cut-off date as presented in this prospectus supplement.

         Each subsequent home loan will have been underwritten substantially in accordance with the criteria set forth herein under "Description of the Home Loans--Underwriting Standards." Subsequent home loans will be transferred to the issuer pursuant to subsequent transfer agreements. In connection with the purchase of subsequent home loans on such dates of transfer, referred to as subsequent transfer dates, the issuer will be required to pay to the respective seller from amounts on deposit in the pre-funding account a cash purchase price of 100% of the principal balance of the home loan purchased. In each instance in which subsequent home loans are transferred to the trust pursuant to a subsequent transfer agreement, the issuer will designate a cut-off date, referred to as a subsequent cut-off date, with respect to the subsequent home loans acquired on that date. The amount paid from the pre-funding account on each subsequent transfer date will not include accrued interest on the subsequent home loans. Following each subsequent transfer date, the aggregate principal balance of the home loans will increase by an amount equal to the aggregate principal balance of the subsequent home loans so acquired and the amount in the pre-funding account will decrease accordingly.


                                      S-39








         The purchase of subsequent home loans on any subsequent transfer date is subject to the following requirements, which are designed to ensure that, following such purchase, the characteristics of the home loans in the aggregate will not differ materially from the characteristics of the initial home loans:

         (1) such home loan may not be more than 30 days delinquent at the date of purchase;

         (2) the remaining term to stated maturity of such home loan may not extend beyond April 1, 2026;

         (3) such home loan must be secured by a mortgage in a first or second lien position;

         (4) such home loan must not have a mortgage interest rate less than 9.850%;

         (5) following the purchase of such home loan by the trust, the home loans:

                    will have a weighted average mortgage interest rate of at least 15.000%;

                    will have an average principal balance of not more than $41,000;

                    will have a weighted average combined loan-to-value ratio of not more than 116.00%; and

                    will have a concentration in any one state not in excess of 25.00%;

         (6) such home loan must have a combined loan-to-value ratio not in excess of 125.00%; and

         (7) such home loan must comply with the representations and warranties in the purchase agreement.

         In addition, the indenture trustee will not agree to any transfer of subsequent home loans without the approval of the credit enhancer, which approval shall not be unreasonably withheld; provided, however that the credit enhancer will provide notice of approval or disapproval within five (5) business days or the subsequent home loans will be deemed approved by the credit enhancer. Subsequent home loans with characteristics materially varying from those set forth above may be purchased by the issuer and included in the trust with the approval of the credit enhancer; provided, however, that the addition of the subsequent home loans will not materially affect the aggregate characteristics of the entire pool of home loans.

THE PRE-FUNDING ACCOUNT

         The indenture trustee will establish the pre-funding account and deposit $73,352,884.63 therein on the closing date from the net proceeds of the sale of the securities. Monies in the pre-funding account will be applied during the pre-funding period to purchase subsequent home loans from the sellers. $70,870,191.06 will be allocated to purchasing home loans in Loan Group I and $2,482,693.57 will be allocated to purchasing home loans in Loan Group II. The pre-funding account will be part of the trust, but monies on deposit therein will not be available to cover losses on or in respect of the home loans. Any amounts remaining on deposit in the pre-funding account at the end of the pre-funding period will be applied to prepay the notes on the next payment date. Monies on deposit in the pre-funding account may be invested in permitted investments as provided in the servicing agreement. Net income on investment of funds in the pre-funding account will be deposited into or credited to the Note Payment Account. There can be no assurance that a sufficient number of subsequent home loans will be available for application of the entire amount on deposit in the pre-funding account.


                                      S-40









                            THE SELLERS AND SERVICER

GENERAL

         GMAC Mortgage Corporation, or GMACM, is the originator of all of the home loans. GMACM will be the seller of some of the initial home loans and most of the subsequent home loans. The remainder of the initial home loans and the subsequent home loans will be sold to the depositor by a trust established by an affiliate of GMACM, which in turn acquired the home loans from GMACM. GMACM will also be the servicer of all the home loans. GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation's largest mortgage bankers. GMACM is engaged in the mortgage banking business, including the origination, purchase, sale and servicing of residential loans.

         The notes do not represent an interest in or an obligation of the sellers or the servicer. The sellers' only obligations with respect to the notes will be pursuant to certain limited representations and warranties made by the sellers or as otherwise provided in this prospectus supplement.

         GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

         GMACM, as servicer, will be responsible for servicing the home loans in accordance with its program guide and the terms of the servicing agreement. On the closing date, the custodian will be Escrow Bank USA, which is an affiliate of GMACM and the depositor.

         As of November 30, 2000, the number and aggregate principal balance of mortgage loans serviced by the servicer totaled 2,019,827 and approximately $165.0 billion, respectively. Of these loans, the number and aggregate principal balance of high combined loan-to-value loans totaled 33,801 and approximately $1.2 billion, respectively.

         For information regarding collection and other servicing procedures, including foreclosure procedures, see "The Agreements--The Servicing Agreement--Collection and Other Servicing Procedures; Loss Mitigation" in this prospectus supplement. Servicing and charge-off policies and collection practices may change over time in accordance with the servicer's business judgment, changes in the servicer's portfolio of real estate secured revolving credit line loans that it services for its clients and applicable laws and regulations, and other considerations.

DELINQUENCY EXPERIENCE

         GMACM originates and purchases high combined loan-to-value ratio home loans through its ditech.com division. The assets that are utilized by GMACM in its ditech.com division were acquired by GMACM from DiTech Funding Corporation in April 1999. DiTech Funding Corporation began its program of originations, purchases and sales of high combined loan-to-value ratio home loans in September 1996. GMACM has been servicing home loans originated by DiTech Funding Corporation and GMACM's ditech.com division since May 1999. There is no information on delinquency experience and loan loss and liquidation experience for such loans on which to provide meaningful disclosure. Accordingly, no delinquency and loan loss experience has been included in this prospectus supplement. Prospective investors should make their investment determination based on the home loan underwriting criteria, the availability of the credit enhancement described in this prospectus supplement, the characteristics of the home loans and other information provided in this prospectus supplement.


                                      S-41








SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing fee for each home loan is payable out of the interest payments on that home loan. The servicing fee rate for each home loan is 0.50% per annum. The compensation to the servicer consists of:

              the servicing fee payable to the servicer in respect of its servicing activities; and

              other related compensation.

         The servicer, or, if specified in the servicing agreement, the indenture trustee on behalf of the trust, will pay or cause to be paid certain ongoing expenses associated with the trust and incurred by it in connection with its responsibilities under the servicing agreement, including, without limitation, payment of the fees and disbursements of the indenture trustee, the owner trustee, the custodian, the note registrar and any paying agent, and payment of expenses incurred in enforcing the obligations of the sellers. If the servicer is not the same person as, or an affiliate of, a seller, the servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of that seller under certain limited circumstances. In addition, the servicer will be entitled to reimbursements for certain expenses incurred by it in connection with liquidated home loans and in connection with the restoration of mortgaged properties, that right of reimbursement being prior to the rights of noteholders to receive any related liquidation proceeds, including insurance proceeds.

                                   THE ISSUER

         The GMACM Home Loan Trust 2001-HLTV1 is a business trust established under the laws of the State of Delaware, and will be created and governed by the trust agreement for the purposes described in this prospectus supplement. The trust agreement will constitute the "governing instrument" of the issuer under the laws of the State of Delaware relating to business trusts. The issuer will not engage in any activity other than:

              acquiring and holding the home loans and the other assets comprising the trust and proceeds therefrom;

              issuing the notes and the certificates;

              making payments on the notes and the certificates; and

              engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

         The Issuer's principal offices are at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in care of Wilmington Trust Company, as owner trustee.

                                THE OWNER TRUSTEE

         Wilmington Trust Company will be the owner trustee under the trust agreement. The owner trustee is a Delaware banking corporation, and its principal offices are located in Wilmington, Delaware.

         Neither the owner trustee nor any director, officer or employee of the owner trustee will be under any liability to the issuer or the securityholders for taking any action or for refraining from the taking of any action in good faith pursuant to the trust agreement, or for errors in judgment; provided, that none of the owner trustee or any director, officer or employee thereof will be protected against any liability that would otherwise be imposed upon them by reason of their willful malfeasance, bad faith or negligence in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under the trust agreement. All persons into which the owner trustee may be merged or with which it may be consolidated, or any entity resulting from a merger or consolidation, will be the successor owner trustee under the trust agreement.


                                      S-42









         The commercial bank or trust company serving as owner trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The owner trustee may resign at any time, in which event the indenture trustee will be obligated to appoint a successor owner trustee as set forth in the trust agreement and the indenture. The indenture trustee may also remove the owner trustee if the owner trustee ceases to be eligible to continue as owner trustee under the trust agreement or if the owner trustee becomes insolvent. Upon becoming aware of such circumstances, the indenture trustee may, and at the direction of the credit enhancer will, be obligated to appoint a successor owner trustee. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee. If the indenture trustee is unable to appoint a successor owner trustee within 60 days after any such direction, the indenture trustee may petition a court of competent jurisdiction to appoint a successor owner trustee.

                              THE INDENTURE TRUSTEE

         The Bank of New York, a New York banking corporation, will be the indenture trustee under the indenture. The principal offices of the indenture trustee are located at One Wall Street, New York, New York 10286, with administrative offices located at 101 Barclay Street, 12-E, New York, New York 10286.

         The indenture trustee may have normal banking relationships with the depositor, the sellers and/or their respective affiliates.

         The indenture trustee may resign at any time, in which event the owner trustee will be obligated to appoint a successor indenture trustee as set forth in the indenture. The owner trustee as set forth in the indenture may also remove the indenture trustee if the indenture trustee ceases to be eligible to continue as indenture trustee under the indenture or if the indenture trustee becomes insolvent. Upon becoming aware of such circumstances, the owner trustee will be obligated to appoint a successor indenture trustee with the consent of the credit enhancer. If so specified in the indenture, the indenture trustee may also be removed at any time by the credit enhancer or by the holders of a majority principal balance of the notes. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee.

                               THE CREDIT ENHANCER

         The following information has been supplied by the credit enhancer for inclusion in this prospectus supplement. Accordingly, the depositor, the sellers, the servicer and the indenture trustee do not make any representation as to the accuracy and completeness of this information.

         Ambac Assurance Corporation is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and the Territory of Guam. Ambac Assurance Corporation primarily insures newly-issued municipal and structured finance obligations. Ambac Assurance Corporation is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly, AMBAC, Inc.), a 100% publicly-held company. Moody's Investors Services Inc., Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies, Inc., and Fitch, Inc. have each assigned a triple-A financial strength rating to the credit enhancer.

         The consolidated financial statements of the credit enhancer and subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of Ambac Financial Group, Inc. (which was filed with the Securities and Exchange


                                      S-43









Commission (the "Commission") on March 30, 2000; Commission File No. 1-10777), and the unaudited consolidated financial statements of the credit enhancer and subsidiaries as of September 30, 2000 and for the periods ending September 30, 2000 and September 30, 1999, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc., for the period ended September 30, 2000 (which was filed with the Commission on November 13, 2000), are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this prospectus supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

         All financial statements of the credit enhancer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such financial statements.

         The following table sets forth the capitalization of the credit enhancer as of December 31, 1998, December 31, 1999 and September 30, 2000 in conformity with generally accepted accounting principles.


                                                                                                     SEPTEMBER 30, 2000
                                                         DECEMBER 31, 1998      DECEMBER 31, 1999        (UNAUDITED)
                                                         -----------------      -----------------    ------------------
Unearned premiums..............................                  $1,303                 $1,442               $1,508
Other liabilities..............................                     548                    524                  479
                                                                    ---                    ---                  ---
                                                                  1,851                  1,966                1,987
                                                                  -----                  -----                -----
Stockholder's equity

   Common stock................................                      82                     82                   82
   Additional paid-in capital..................                     541                    752                  757
   Accumulated other comprehensive income (loss)                    138                    (92)                 (17)
   Retained earnings...........................                   1,405                  1,674                1,915
                                                                 ------                 ------                -----
Total stockholder's equity.....................                   2,166                  2,416                2,737
                                                                  -----                  -----                -----
Total liabilities and stockholder's equity.....                  $4,017                 $4,382               $4,724
                                                                 ======                 ======               ======


----------

         For additional financial information concerning the credit enhancer, see the audited financial statements of the credit enhancer incorporated by reference herein. Copies of the financial statements of the credit enhancer incorporated by reference and copies of the credit enhancer's annual statement for the year ended December 31, 1999 prepared in accordance with statutory accounting standards are available, without charge, from the credit enhancer. The address of the credit enhancer's administrative offices and its telephone number are One State Street Plaza, 19th Floor, New York, New York 10004 and
(212) 668-0340.

         The credit enhancer makes no representation regarding the notes or the advisability of investing in the notes and makes no representation regarding, nor has it participated in the preparation of, this prospectus supplement other than the information supplied by the credit enhancer and presented under the headings "Description of the Policy" and "The Credit Enhancer" and in the financial statements incorporated herein by reference.


                                      S-44







                          DESCRIPTION OF THE SECURITIES

GENERAL

         The notes will be issued pursuant to the indenture. The certificates will be issued pursuant to the trust agreement.

         The following summaries describe certain provisions of the securities, the indenture and the trust agreement. These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the applicable agreements. Only the notes are being offered by this prospectus supplement.

         The notes will be secured by the trust, which will be pledged by the issuer to the indenture trustee pursuant to the indenture. The trust will consist of, without limitation:

                  the home loans, including any subsequent home loans;

                  all amounts on deposit in the Custodial Account, the Note Payment Account, the Distribution Account, the Capitalized Interest Account and the Pre-Funding Account;

                  the Policy; and

                  all proceeds of the foregoing.

         The Class A-I notes correspond primarily to the home loans in Loan Group I and the Class A-II notes correspond primarily to the home loans in Loan Group II.

BOOK-ENTRY NOTES

         The notes will initially be issued as book-entry notes. Note Owners may elect to hold their notes through The Depository Trust Company, or DTC, in the United States, or Clearstream or the Euroclear System in Europe if they are Participants in those systems, or indirectly through organizations that are Participants in those systems. The book-entry notes will be issued in one or more securities that equal the aggregate Note Balance of the notes, and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and the Euroclear System will hold omnibus positions on behalf of their Participants through customers' securities accounts in the names of Clearstream and the Euroclear System on the books of their respective depositaries, which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Investors may hold beneficial interests in the book-entry notes in minimum denominations of $25,000 and in integral multiples of $1,000 in excess thereof. Except as described below, no beneficial owner will be entitled to receive a definitive note. Unless and until definitive notes are issued, it is anticipated that the only "Holder" of the notes will be Cede & Co., as nominee of DTC. Note Owners will not be "Holders" or "Noteholders" as those terms are used in the indenture.

         A beneficial owner's ownership of a book-entry note will be recorded on the records of the Securities Intermediary that maintains the beneficial owner's account for such purpose. In turn, the Securities Intermediary's ownership of the book-entry notes will be recorded on the records of DTC, or of a Participating firm that acts as agent for the Securities Intermediary, the interest of which will in turn be recorded on the records of DTC, if the Note Owner's Securities Intermediary is not a DTC Participant, and on the records of Clearstream or the Euroclear System, as appropriate.

         Note Owners will receive all payments of principal of and interest on the notes from the indenture trustee through DTC and DTC Participants. Except under the circumstances described below, while the notes are outstanding, under the DTC Rules, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the notes and is required to receive and transmit payments of principal of and interest on the notes. Participants and indirect Participants with which Note


                                      S-45








Owners have accounts with respect to notes are similarly required to make book-entry transfers and receive and transmit payments on behalf of their respective Note Owners. Accordingly, although Note Owners will not possess physical certificates, the DTC Rules provide a mechanism by which Note Owners will receive payments and will be able to transfer their interests.

         Note Owners will not receive or be entitled to receive definitive notes representing their respective interests in the notes, except under the limited circumstances described below. Unless and until definitive notes are issued, Note Owners that are not Participants may transfer ownership of their notes only through Participants and indirect Participants by instructing the Participants and indirect Participants to transfer the notes, by book-entry transfer, through DTC for the account of the purchasers of the notes, which account is maintained with the related Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of the notes will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Note Owners.

         Under a book-entry format, Note Owners of the book-entry notes may experience some delay in their receipt of payments, since such payments will be forwarded by the indenture trustee to Cede & Co. Payments with respect to notes held through Clearstream or the Euroclear System will be credited to the cash accounts of Clearstream Participants or Euroclear System Participants in accordance with the relevant system's rules and procedures, to the extent received by the related Depositary. Such payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of Financial Intermediaries, the ability of a Note Owner to pledge book-entry notes to persons or entities that do not participate in the Depositary system, or otherwise take actions in respect of such book-entry notes, may be limited due to the lack of physical certificates for such book-entry notes. In addition, the issuance of the notes in book-entry form may reduce the liquidity thereof in the secondary market, since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

         DTC has advised the indenture trustee that, unless and until definitive notes are issued, DTC will take any action permitted to be taken by the holders of the book-entry notes under the indenture only at the direction of one or more Financial Intermediaries to the DTC accounts of which the book-entry notes are credited, to the extent that such actions are taken on behalf of Financial Intermediaries the holdings of which include such book-entry notes. Clearstream or the Euroclear System operator, as the case may be, will take any other action permitted to be taken by Note Owners under the indenture on behalf of a Clearstream Participant or Euroclear System Participant only in accordance with its relevant rules and procedures and subject to the ability of the related Depositary to effect such actions on its behalf through DTC.

         Definitive notes will be issued to Note Owners or their nominees, rather than to DTC, if:

                  the indenture trustee determines that the DTC is no longer willing, qualified or able to properly discharge its responsibilities as nominee and depository with respect to the book-entry notes and the indenture trustee is unable to locate a qualified successor;

                  the indenture trustee elects to terminate the book-entry system through DTC; or

                  after the occurrence of an Event of Default, Note Owners representing percentage interests aggregating at least a majority of the Note Balances of the notes advise DTC through the Financial Intermediaries and the DTC Participants in writing that the continuation of the book-entry system through DTC, or a successor thereto, is no longer in the best interests of Note Owners.


                                      S-46








         Upon the occurrence of any of the events described in the immediately preceding paragraph, the indenture trustee will be required to notify all Note Owners of the occurrence of such event and the availability through DTC of definitive notes. Upon surrender by DTC of the global certificate or certificates representing the book-entry notes and instructions for re-registration, the indenture trustee will issue and authenticate definitive notes, and thereafter the indenture trustee will recognize the holders of those definitive notes as "Holders" and "Noteholders" under the indenture.

         Although DTC, Clearstream and the Euroclear System have agreed to the foregoing procedures in order to facilitate transfers of notes between and among Participants of DTC, Clearstream and the Euroclear System, they will be under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See "Description of the Securities--Form of Securities" in the prospectus.

         Clearstream was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International's stock.

         Further to the merger, the Board of Directors of New Cedel International decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000 New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

         On January 17, 2000 DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

         Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream customers through electronic book-entry changes in accounts of Clearstream customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream in any of 36 currencies, including United States Dollars. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, `CSSF', which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream has established an electronic bridge with Euroclear Bank S.A./N.V. as the Operator of the Euroclear System (EOB/EOC) to facilitate settlement of trades between Clearstream and EOB/EOC.


                                      S-47







PAYMENTS ON THE NOTES

         Payments on the notes will be made by the indenture trustee or the paying agent on the 25th day of each month, or if such day is not a business day, the next business day, commencing in February 2001. Payments on the notes will be made to the persons in the names of which such notes are registered at the close of business on the related Record Date. See "Description of the Securities--Form of Securities" in the prospectus. Payments will be made by wire transfer, check or money order mailed to the address of the person entitled thereto, which, in the case of book-entry notes, will be DTC or its nominee, as it appears on the note register, in the amounts calculated as described in this prospectus supplement on the related Determination Date. However, the final payment in respect of the notes, if the notes are no longer book-entry notes, will be made only upon presentation and surrender thereof at the office or the agency of the indenture trustee specified in the notice to noteholders of such final payment. The paying agent will initially be the indenture trustee.

INTEREST PAYMENTS ON THE NOTES

         Interest payments will accrue on each class of notes at the applicable Note Rate for that class. The Note Rate on the Class A-I-7 notes and the Class A-II notes will increase by 0.50% per annum beginning with the first Interest Period for such class of notes commencing after the Step-up Date.

         Interest on the notes relating to any payment date will accrue for the related Interest Period on the related note balance. Interest for the Class A-I-1 notes will be calculated on the basis of the actual number of days in the related Interest Period and a 360-day year. Interest for the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes, the Class A-I-7 notes and the Class A-II notes will be calculated on the basis of a 30-day month and a 360-day year. Interest payments on the notes will be funded from payments on the home loans and, if necessary, from draws on the Policy.

         LIBOR will be established by the indenture trustee as of the second LIBOR Business Day prior to each Interest Period for the Class A-I-1 notes. The establishment of LIBOR as to each Interest Period by the indenture trustee and the indenture trustee's calculation of the rate of interest applicable to the notes for the related Interest Period will, in the absence of manifest error, be final and binding.

CAPITALIZED INTEREST ACCOUNT

         On the closing date, if required by the credit enhancer, a cash deposit will be made into the Capitalized Interest Account from the proceeds of the sale of the notes. On each payment date during the pre-funding period, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account an amount equal to the excess, if any, of:

         (1)      the sum of:

                           the amount of interest accrued at the weighted average of the applicable Note Rates on the amount on deposit in the Pre-Funding Account as of the preceding payment date, or as of the closing date, in the case of the first payment date; and

                           the amount of the monthly fees paid to the credit enhancer and the fees owed for the limited reimbursement agreement;

         over

         (2) the amount of reinvestment earnings on funds on deposit in the Pre-Funding Account;

to the extent amounts available in the Note Payment Account to pay interest on the notes are insufficient.


                                      S-48









         In addition, the indenture trustee will transfer from the Capitalized Interest Account to the Note Payment Account, on the first payment date, one month's interest on the home loans for which the first monthly payment is due after the Collection Period for that payment date.

         On the payment date following the end of the pre-funding period, the indenture trustee will distribute to GMACM any amounts remaining in the Capitalized Interest Account after taking into account withdrawals therefrom on that payment date. The Capitalized Interest Account will be closed following that payment.

PRINCIPAL PAYMENTS ON THE NOTES

         On each payment date, other than the Final Payment Date, principal payments will be due and payable on the notes in an amount equal to the aggregate of the following:

              the Principal Collection Distribution Amount,

              the Liquidation Loss Distribution Amount, and

              the Overcollateralization Increase Amount.

         On the Final Payment Date, principal will be due and payable on each class of notes in an amount equal to the unpaid note balance. In no event will principal payments on the notes on any payment date exceed the note balance on that date.

ALLOCATION OF PAYMENTS ON THE HOME LOANS

         The indenture trustee on behalf of the trust will establish a Note Payment Account into which the servicer will deposit Principal Collections and Interest Collections from the custodial account for each payment date on the business day prior to that payment date. The Note Payment Account will be an eligible account and amounts on deposit in the Note Payment Account will be invested in permitted investments.

         On each payment date, Principal Collections and Interest Collections, together with any insured payment from the credit enhancer, will be allocated from the Note Payment Account in the following order of priority:

               first, to pay to the credit enhancer the premium for the Policy and any previously unpaid premiums for the Policy, with interest thereon, and to pay the amount, if any, of the monthly fee for the limited reimbursement agreement, and any previously unpaid monthly fees, with interest thereon;

               second, to pay accrued and unpaid interest due on the note balance of the notes;

               third, to pay as principal on the notes, an amount equal to the Principal Collection Distribution Amount for that payment date;

               fourth, to pay as principal on the notes, an amount equal to the Liquidation Loss Distribution Amount for that payment date;

               fifth, to reimburse the credit enhancer for unreimbursed draws made on the Policy, with interest thereon;


                                      S-49








               sixth, to pay as principal on the notes, an amount equal to the Overcollateralization Increase Amount for that payment date;

               seventh, to pay the credit enhancer any other amounts owed to it pursuant to the insurance agreement, with interest thereon;

               eighth, to pay the indenture trustee any unpaid expenses and other reimbursable amounts owed to the indenture trustee; and

               ninth, any remaining amounts to the holders of the certificates.

         Payments made on the notes on each payment date with respect to the Principal Collection Distribution Amount, the Liquidation Loss Distribution Amount and the Overcollateralization Increase Amount will be distributed concurrently to (a) the Class A-I notes in the aggregate and (b) to the Class A-II notes, in each case allocated in proportion to the percentage of the Principal Collections derived from the related loan group for that payment date, until the note balances of the Class A-I notes in the aggregate or the Class A-II notes have been reduce to zero. After either the Class A-I notes in the aggregate or the Class A-II notes are reduced to zero, all Principal Collections and Interest Collections received from both loan groups that are allocated to the notes, will be distributed to the remaining class or classes of notes, as described in the next paragraph, until their note balances have been reduced to zero.

         Any payments of principal allocable to the Class A-I notes shall be paid, sequentially, to the Class A-I-1 notes, the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes and the Class A-I-7 notes in each case until the outstanding note balance of that class of notes has been reduced to zero.

         Because principal payments on the notes in respect of Liquidation Loss Distribution Amounts and Overcollateralization Increase Amounts will be allocated between the Class A-I notes and the Class A-II notes in proportion to the Principal Collections received from the related loan group, and not in proportion to the amount of Liquidation Loss Amounts on home loans in the related loan group or the Overcollateralization Amount derived from that loan group, excess Interest Collections from one loan group may be applied on any payment date to make principal payments to the notes corresponding to the other loan group.

         The credit enhancer will enter into a limited reimbursement agreement whereby some amounts payable under the Policy will be reimbursed to the credit enhancer, or if directed by the credit enhancer, will be paid directly to the issuer by a third party. The issuer will not be a party to the limited reimbursement agreement and will have no rights with respect to the limited reimbursement agreement. In the event amounts are not paid to the issuer under the limited reimbursement agreement, the credit enhancer will nevertheless remain obligated to make all payments required to be made under the Policy as described in this Prospectus Supplement. In addition, the amount of the draw under the Policy will be reduced by any amount paid directly to the issuer under the limited reimbursement agreement.

OVERCOLLATERALIZATION

         The cashflow mechanics of the trust are intended to create overcollateralization by using a portion or all of the Excess Spread to make principal payments on the notes in an amount equal to the Overcollateralization Increase Amount. The application of Excess Spread will continue until the Overcollateralization Amount equals the Required Overcollateralization Amount at which point the application of Excess Spread will cease unless necessary on a later payment date to increase the amount of overcollateralization to the target level. In addition, the Required Overcollateralization Amount may be permitted to step down in the future, in which case a portion of the Excess Spread and/or Principal Collections on the home loans will not be paid to the holders of the notes but may instead be distributed


                                      S-50









to the holders of the certificates. As a result of these mechanics, the weighted average lives of the notes will be different than they would have been in the absence of these mechanics.

         To the extent that the protection provided by the application of Excess Spread and the availability of overcollateralization is exhausted and if payments are not made under the Policy as required, noteholders may incur a loss on their investments.

         On the closing date, the Overcollateralization Amount will be $0.

THE PAYING AGENT

         The paying agent will initially be the indenture trustee. The paying agent will have the revocable power to withdraw funds from the Note Payment Account for the purpose of making payments to the noteholders.

MATURITY AND OPTIONAL REDEMPTION

         The notes will be payable in full on the Final Payment Date, to the extent of the aggregate outstanding Note Balance on that date, if any. In addition, a principal payment may be made in redemption of the notes upon the exercise by the servicer of its option to purchase the home loans together with the related assets of the trust after the Pool Balance is reduced to an amount less than 10% of the initial Pool Balance. The purchase price of the home loans that are not REO Loans will be the sum of the outstanding principal balance of the home loans and accrued and unpaid interest thereon, at the weighted average of the loan rates of the home loans through the day preceding the payment date on which the purchase occurs, together with all amounts due and owing the credit enhancer with respect to the notes. The purchase price of the REO Loans will be the sum of the fair market values of the REO Loans on the payment date on which the purchase occurs. The servicer may not exercise this option to purchase the mortgage loans unless the total purchase price will provide sufficient funds to pay the outstanding principal balance and accrued and unpaid interest on the notes in full.

OPTIONAL TRANSFERS OF HOME LOANS TO HOLDERS OF CERTIFICATES

         Subject to the conditions specified in the servicing agreement, on any payment date the issuer may, but will not be obligated to, direct the servicer to remove certain home loans from the trust without prior notice to the noteholders. Home Loans so designated will be removed only upon satisfaction of certain conditions specified in the servicing agreement, including, among other things, that:

               with respect to each payment date, after giving effect to the removal of the applicable home loans, the Overcollateralization Amount will equal or exceed the Required Overcollateralization Amount;

               the home loans to be removed are selected at random and the servicer shall represent and warrant that the selection procedures were not adverse to the interests of the noteholders or the credit enhancer;

               the credit enhancer shall have certain approval rights as set forth in the servicing agreement; and

               notice of the removal of home loans is given to the Rating Agencies.


                                      S-51







GLOSSARY OF TERMS

         Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The servicing agreement, indenture and trust agreement may each contain more complete definitions of the terms used in this prospectus supplement and reference should be made to those agreements for a more complete understanding of these terms.

         "Capitalized Interest Account" means an account established and held by the indenture trustee designated the "capitalized interest account."

         "Class A-I notes" shall mean the Class A-I-1 notes, the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes and the Class A-I-7 notes.

         "Clearstream" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

         "Collection Period" means, with respect to any home loan and payment date, the calendar month preceding the month of that payment date.

         "Deleted Loan" means a defective home loan that has been removed from the trust pursuant to the terms of the purchase agreement.

         "Depositary" means DTC.

         "Determination Date" means the 20th day of each month, or if the 20th day is not a business day, the next succeeding business day.

         "Distribution Account" means the account established pursuant to the trust agreement for the deposit of amounts distributable to the holders of the certificates.

         "DTC Rules" means the rules, regulations and procedures creating and affecting DTC and its operations.

         "Eligible Substitute Loan" means a home loan substituted by a seller for a Deleted Loan, which home loan must, on the date of the substitution:

               have an outstanding principal balance, or in the case of a substitution of more than one home loan for a Deleted Loan, an aggregate outstanding principal balance, not in excess of the principal balance of the related Deleted Loan;

               have a loan rate and Net Loan Rate no lower than and not more than 1% in excess of the loan rate or Net Loan Rate of the related Deleted Loan;

               have a combined loan-to-value ratio at the time of substitution no higher than that of the Deleted Loan at the time of substitution;

               have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Loan;

               comply with each representation and warranty as to each home loan set forth in the purchase agreement, deemed to be made as of the date of substitution;

               be ineligible for inclusion in a REMIC if the Deleted Loan was a REMIC ineligible loan, which is generally because (a) the value of the real property securing the Deleted Loan was not at least equal to 80% of the original principal balance of the Deleted Loan,

                                      S-52







               calculated by subtracting the amount of any liens that are senior to the home loan and a proportionate amount of any lien of equal priority from the value of the property when the home loan was originated and (b) substantially all of the proceeds of the Deleted Loans were not used to acquire, improve or protect an interest in the real property securing the home loan;

               be included in the same Loan Group as the Deleted Loan; and

               satisfy certain other conditions specified in the indenture.

         "Excess Spread" means, with respect to any payment date and without taking into account any draw on the Policy for that payment date, the excess, if any, of:

               Interest Collections for the related Collection Period with respect to home loans;

         over

               the sum of:

               (1) the premium for the Policy and the fees for the limited reimbursement agreement for the related payment date; and

               (2) the amounts paid on that payment date to the holders of the notes on account of interest.

The weighted average interest rate on the initial home loans as of the cut-off date minus the sum of (i) the per annum rates at which the servicing fee, the premium for the Policy, and the fee for the limited reimbursement agreement accrue plus (ii) the weighted average of the note rates on the Class A-I notes and the Class A-II notes as of the closing date, assuming that LIBOR with respect to the first Interest Period for the Class A-I-1 notes is 5.78875% per annum, will be equal to approximately 7.434% per annum.

         "Final Payment Date" means the payment date in September 2026.

         "Initial Mortgage Documents" means with respect to the home loans, the related mortgage notes, the mortgages and other related documents.

         "Interest Collections" as to any payment date, an amount equal to the sum of:

               the portion allocable to interest of all scheduled monthly payments on the home loans received during the related Collection Period, minus the servicing fees,

               the portion of all Net Liquidation Proceeds allocated to interest under the terms of the mortgage notes, reduced by the servicing fees for that Collection Period, and the interest portion of the Repurchase Price for any Deleted Loans and the cash purchase price paid in connection with any optional purchase of the home loans by the servicer.

         "Interest Period" means, as to the Class A-I-1 notes and any payment date other than the first payment date, the period commencing on the payment date in the month immediately preceding the month in which such payment date occurs and ending on the day preceding such payment date, and in the case of the first payment date, the period commencing on January 30, 2001 and ending on the day preceding the first payment date; and as to the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes, the Class A-I-7 notes and the Class A-II notes and any payment date, the calendar month preceding the month in which such payment date occurs.

                                      S-53







         "LIBOR" means, with respect to any Interest Period other than the first Interest Period, a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of that Interest Period. With respect to the first Interest Period, LIBOR means a rate equal to the rate for United States dollar deposits for one month that appears on the Telerate Screen Page 3750 as of 11:00 a.m., London, England time, two LIBOR Business Days prior to the closing date. If no such rate appears, LIBOR will be the Reference Bank Rate determined by the indenture trustee. If no such rate appears and the indenture trustee is unable to determine a Reference Bank Rate, LIBOR will be LIBOR applicable to the preceding Interest Period.

         "LIBOR Business Day" means any day other than:

                  a Saturday or a Sunday; or

                  a day on which banking institutions in the city of London, England are required or authorized by law to be closed.

         "Liquidated Home Loan" means, with respect to any payment date, any home loan which the servicer has determined, based on the servicing procedures specified in the servicing agreement, as of the end of the preceding Collection Period that all liquidation proceeds which it reasonably expects to recover in connection with the disposition of the related mortgaged property have been recovered.

         "Liquidation Loss Amount" means, with respect to any payment date and any Liquidated Home Loan, the unrecovered principal balance of the Liquidated Home Loan and any of its unpaid accrued interest at the end of the related Collection Period in which the home loan became a Liquidated Home Loan, after giving effect to the Net Liquidation Proceeds for that home loan.

         "Liquidation Loss Distribution Amount" means, with respect to any payment date, an amount equal to the sum of (A) 100% of the Liquidation Loss Amounts on such payment date, plus (B) any Liquidation Loss Amounts remaining undistributed from any preceding payment date. Any Liquidation Loss Amount remaining undistributed from any preceding payment date shall not be required to be paid as a Liquidation Loss Distribution Amount to the extent that a Liquidation Loss Amount was paid on the notes by means of a draw on the Policy or was reflected in the reduction of the Overcollateralization Amount.

         "Loan Group" means each of Loan Group I and Loan Group II as described in this prospectus supplement.

         "Loan Group I" means the home loans which correspond primarily to the Class A-I notes as described in this prospectus supplement.

         "Loan Group II" means the home loans which correspond primarily to the Class A-II notes as described in this prospectus supplement.

         "Net Liquidation Proceeds" means, with respect to any Liquidated Home Loan, the proceeds, excluding amounts drawn on the Policy, received in connection with the liquidation of that home loan, whether through trustee's sale, foreclosure sale or otherwise, reduced by related expenses, but not including the portion, if any, of the amount that exceeds the principal balance of, plus accrued and unpaid interest on, the home loan at the end of the Collection Period immediately preceding the Collection Period in which the home loan became a Liquidated Home Loan.

         "Net Loan Rate" means, with respect to any home loan, the loan rate of the home loan, net of the rate of the fee of the servicer.

                                      S-54







         "Note Balance" means, with respect to any date of determination, the principal balance of the notes on the closing date less any amounts actually distributed as principal thereon on all prior payment dates.

         "Note Owners" means Persons acquiring beneficial ownership interests in the notes.

         "Note Payment Account" means the account established pursuant to the indenture for the deposit of amounts distributable to the holders of the notes.

         "Note Rate" means, with respect to each Interest Period:

         (i) for the Class A-I-1 notes, the lesser of:

              LIBOR plus a margin of 0.14% per annum, and

              10.00% per annum;

         (ii) for the Class A-I-2 notes, 6.04% per annum;

         (iii) for the Class A-I-3 notes, 6.27% per annum;

         (iv) for the Class A-I-4 notes, 6.44% per annum;

         (v) for the Class A-I-5 notes, 6.63% per annum;

         (vi) for the Class A-I-6 notes, 6.90% per annum;

         (vii) for the Class A-I-7 notes, 7.21% per annum; and

         (vi) for the Class A-II notes, 6.95% per annum.

         Notwithstanding the foregoing, the Note Rate on the Class A-I-7 notes and the Class A-II notes will increase by 0.50% per annum beginning with the first Interest Period for each such class of notes commencing after the Step-up Date.

         "Overcollateralization Amount" means, with respect to any payment date, the amount, if any, by which the outstanding principal balance of the home loans as of the close of business on the last day of the related Collection Period, after applying payments received in that Collection Period, plus amounts on deposit in the Pre-Funding Account, exceeds the Note Balance of the notes on that payment date, after taking into account the payment of the Principal Collections and the Liquidation Loss Amounts for such payment date.

         "Overcollateralization Increase Amount" means, with respect to any payment date, the amount necessary to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

         "Overcollateralization Release Amount" means, with respect to any date of determination, the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount.

         "Participants" means participants in the DTC, Euroclear or Clearstream systems.

         "Plan" means any pension, profit-sharing or other employee benefit plan as well as an individual retirement account and certain types of Keogh Plans.

                                      S-55







         "Policy" means the financial guaranty insurance policy provided by the credit enhancer, dated as of January 30, 2001.

         "Pool Balance" means, with respect to any date, the aggregate of the sum of the principal balances of all home loans conveyed to the trust as of that date and amounts, if any, on deposit in the Pre-Funding Account.

         "Pre-Funding Account" means the account established by the indenture trustee in its name designated the "pre-funding account."

         "Pre-Funding Period" means the period from the closing date to the earliest of:

              the date on which the amount on deposit in the Pre-Funding Account is less than $50,000;

              April 30, 2001; or

              the occurrence of a servicer default under the servicing agreement.

         "Principal Collections" means, with respect to any payment date, an amount equal to the sum of:

              the amount collected during the related Collection Period, including Net Liquidation Proceeds, allocated to principal of the home loans pursuant to the terms of the related mortgage notes;

              the principal portion of the Repurchase Price for any Deleted Loans, including any amounts required to be deposited in the Custodial Account by the seller pursuant to the purchase agreement;

              the cash purchase price paid in connection with any optional purchase of the home loans by the servicer; and

              amounts remaining in the Pre-Funding Account at the end of the Pre-Funding Period.

         "Principal Collection Distribution Amount" means, with respect to any payment date, the total Principal Collections for that payment date less any Overcollateralization Release Amount for such payment date.

         "Rating Agencies" means Moody's Investors Service, Inc., Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and Fitch, Inc.

         "Record Date" means, with respect to the Class A-I-1 notes and any payment date, unless the Class A-I-1 notes are no longer held in book-entry form, the close of business on the last business day preceding that payment date, and with respect to the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes, the Class A-I-7 notes and the Class A-II notes, and the Class A-I-1 notes if such notes are no longer held in book-entry form, the last day of the calendar month preceding that payment date.

         "Reference Bank" means each of Barclays Bank plc, National Westminster Bank and Deutsche Bank, A.G.

         "Reference Bank Rate" means, with respect to any Interest Period, the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of one percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 a.m., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Period to prime banks in the London interbank market in amounts approximately equal to the sum of the outstanding Note Balance of the Class A-I-1 notes; provided, that at least two Reference Banks provide that rate. If fewer than two such rates are provided, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the indenture trustee after consultation with

                                      S-56







the servicer and the credit enhancer, as of 11:00 a.m., New York time, on that date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Note Balance of the Class A-I-1 notes.

         "Relief Act Shortfalls" means current interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

         "REO Loan" means a home loan where title to the related mortgaged property has been obtained by the trustee or its nominee on behalf of the noteholders of the related series.

         "Repurchase Price" means, with respect to any home loan, the amount equal to the principal balance of that home loan at the time of the removal, plus accrued and unpaid interest on that home loan to the date of removal.

         "Required Overcollateralization Amount" means, as to any payment date prior to the Step-down Date, an amount equal to 2.50% of the initial Pool Balance. On or after the Step-down Date, the Required Overcollateralization Amount will be equal to the lesser of (a) the Required Overcollateralization Amount as of the initial payment date and (b) 5.00% of the current Pool Balance (after applying payments received in the related Collection Period), but not lower than approximately $1,500,000, which is 0.50% of the initial Pool Balance. However, any scheduled reduction to the Required Overcollateralization Amount described in the preceding sentence shall not be made as of any payment date unless certain loss tests set forth in the indenture are satisfied. In addition, the Required Overcollateralization Amount may be reduced with the prior written consent of the credit enhancer and the rating agencies.

         "Securities Intermediary" means, with respect to each Note Owner, the brokerage firm, bank, thrift institution or other securities intermediary that maintains that Note Owner's account.

         "Step-down Date" means the later of:

              the payment date in February 2004; and

              the first payment date on which the Pool Balance (after applying payments received in the related Collection Period) has been reduced to less than 50% of the initial Pool Balance.

         "Step-up Date" means the first payment date on which the Pool Balance is less than 10% of the initial aggregate Pool Balance.

         "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks, or, if such service is no longer offered, such other service for displaying London interbank offered rates or comparable rates as may be selected by the indenture trustee after consultation with the servicer and the credit enhancer.

         "Trust Estate" means the home loans included in the assets of the issuer.

         "Underwriting Agreement" means the underwriting agreement, dated the date of this prospectus supplement, between Bear, Stearns & Co. Inc., as representative of the underwriters listed therein, and the depositor.

                                      S-57







                            DESCRIPTION OF THE POLICY

         The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy. The information in this section regarding the Policy has been supplied by the credit enhancer for inclusion in this prospectus supplement. Only the notes will be entitled to the benefit of the Policy to be issued by the credit enhancer.

         On the closing date, the credit enhancer will issue the Policy in favor of the indenture trustee on behalf of the noteholders. The Policy will unconditionally and irrevocably guarantee specified payments on the notes. In the absence of payments under the Policy, noteholders will directly bear the credit risks associated with their investment to the extent the risks are not covered by the credit enhancement provided by the application of excess interest and the availability of overcollateralization.

         The credit enhancer's obligation under the Policy will be discharged to the extent that funds are received by the indenture trustee for distribution to the noteholders, whether or not such funds are properly distributed by the indenture trustee. For purposes of any draw under the Policy, amounts in the note payment account available for interest distributions on any payment date will be deemed to include all amounts available in the Note Payment Account for that payment date, other than the Principal Collection Distribution Amount and the Liquidation Loss Distribution Amount, if any.

         An insured amount under the Policy will mean:

              with respect to any payment date (other than the Final Payment
              Date), an amount, if any, equal to the sum of (a) the amount by which the aggregate amount of accrued interest on the notes (excluding any Relief Act Shortfalls for such payment date) at the respective Note Rates on such payment date exceeds the amount on deposit in the note payment account available for interest distributions on such payment date, and (b) any Liquidation Loss Amount for such payment date, to the extent not currently covered by a Liquidation Loss Distribution Amount or a reduction in the Overcollateralization Amount, and on the Final Payment Date, an amount, if any, equal to the sum of
              (a) the amount by which the aggregate amount of accrued interest on the notes (excluding any Relief Act Shortfalls for such payment date) at the respective Note Rates on the Final Payment Date exceeds the amount on deposit in the Note Payment Account available for interest distributions on the Final Payment Date, and (b) the aggregate outstanding Note Balance of the notes to the extent not otherwise paid on such date.

         Relief Act Shortfalls will not be covered by the Policy. Relief Act Shortfalls are interest shortfalls resulting from the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended. See "Certain Legal Aspects of the Loans--Soldiers' and Sailors Civil Relief Act of 1940" in the Prospectus.

         The Policy will be issued pursuant to, and shall be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

         THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.

                                      S-58







                       YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity and the aggregate amount of distributions on the notes will be affected by the rate and timing of principal payments on the home loans primarily in the corresponding loan group and the amount and timing of mortgagor defaults resulting in Liquidation Loss Amounts in both loan groups. The rate of default of home loans secured by second liens may be greater than that of home loans secured by first liens. In addition, yields may be adversely affected by a higher or lower than anticipated rate of principal payments on the home loans. The rate of principal payments on the home loans will in turn be affected by the amortization schedules of the home loans, the rate and timing of principal prepayments on the home loans by the mortgagors, liquidations of defaulted home loans and repurchases of home loans due to breaches of representations and warranties.

         The timing of changes in the rate of prepayments, liquidations and repurchases of the home loans may significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. Since the rate and timing of principal payments on the home loans will depend on future events and on a variety of factors, as further described in this prospectus supplement, no assurance can be given as to the rate or the timing of principal payments on the notes.

         The home loans may be prepaid by the mortgagors at any time. However, approximately 57.54% and 66.10% of the home loans in Loan Group I and Loan Group II, respectively, will be subject to a prepayment charge. In addition, the home loans generally will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the home loan upon sale or certain transfers by the borrower of the underlying mortgaged property. The servicer will generally enforce any due-on-sale clause to the extent it has knowledge of the conveyance or proposed conveyance of the underlying mortgaged property and it is entitled to do so under applicable law. The extent to which home loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties may affect the weighted average life of the notes. See "The Agreements--The Servicing Agreement--Collection and Other Servicing Procedures; Loss Mitigation" in this prospectus supplement for a description of certain provisions of the servicing agreement that may affect the prepayment experience on the home loans and may result in a prepayment experience on the home loans that differs from that on other conventional home loans.

         The servicer may allow the refinancing of a home loan in the trust by accepting prepayments thereon and permitting a new loan to the same borrower secured by a mortgage on the same property, which may be originated by the servicer or by an unrelated entity. In the event of such a refinancing, the new loan would not be included in the trust and, therefore, such refinancing would have the same effect as a prepayment in full of the related home loan. The servicer may, from time to time, implement programs designed to encourage refinancing. Such programs may include, without limitation, modifications of existing loans, general or targeted solicitations, the offering of pre-approved applications, reduced origination fees or closing costs, or other financial incentives. Targeted solicitations may be based on a variety of factors, including the credit of the borrower or the location of the mortgaged property. In addition, the servicer may encourage refinancing of home loans, including defaulted home loans, under which creditworthy borrowers assume the outstanding indebtedness of such home loans which may be removed from the trust. As a result of such programs, (i) the rate of principal prepayments of the home loans may be higher than would otherwise be the case, and (ii) in some cases, the average credit or collateral quality of the home loans remaining in the trust may decline.

         Prepayments, liquidations and purchases of the home loans will result in distributions to holders of the notes of principal amounts which would otherwise be distributed over the remaining terms of the home loans. Factors affecting prepayment, including defaults and liquidations, of home loans include

                                      S-59







changes in mortgagors' housing needs, job transfers, unemployment, mortgagors' net equity in the mortgaged properties, changes in the value of the mortgaged properties, mortgage market interest rates, solicitations and servicing decisions. In addition, if prevailing mortgage rates fell significantly below the loan rates on the home loans, the rate of prepayments, including refinancings, would be expected to increase. Conversely, if prevailing mortgage rates rose significantly above the loan rates on the home loans, the rate of prepayments on the home loans would be expected to decrease. Prepayment of the related first lien may also affect the rate of prepayments on the home loans.

         The yield to investors on the Class A-I-1 notes will be sensitive to fluctuations in the level of LIBOR. The Note Rate on the Class A-I-1 notes will be capped at 10.00% per annum.

         Amounts on deposit in the Pre-Funding Account may be used during the Pre-Funding Period to acquire subsequent home loans. In the event that, on the last day in the Pre-Funding Period, any amounts on deposit in the Pre-Funding Account have not been used to acquire subsequent home loans, then the notes will be prepaid in part with such amounts on the next payment date.

         The yield to maturity of the notes will depend, in part, on whether, to what extent, and the timing with respect to which, any Overcollateralization Increase Amount payments are used to accelerate payments of principal on the notes or the Required Overcollateralization Amount is reduced. The Overcollateralization Increase Amount and the Overcollateralization Release Amount on each payment date will be allocated between the Class A-I notes and the Class A-II notes in proportion to the amount of Principal Collections received with respect to the home loans in the corresponding loan group for that payment date. See "Description of the Securities -- Allocation of Payments on the Home Loans" in this prospectus supplement.

         There can be no assurance that Interest Collections (including the portion thereof constituting Excess Spread) and Principal Collections on the home loans will be sufficient on any payment date to pay the Liquidation Loss Distribution Amount or the Overcollateralization Increase Amount for that payment date after such amounts have been used to make payments of interest and principal on the notes and to make the other payments with a higher payment priority in accordance with the indenture. The credit enhancer will be required to pay any Liquidation Loss Distribution Amount on any payment date that is not paid from Interest Collections and Principal Collections on the home loans or reflected in a reduction of the Overcollateralization Amount for that payment date.

         The servicing agreement permits the issuer, at its option, subject to the satisfaction of certain conditions specified in the servicing agreement, to direct the servicer to remove certain home loans from the trust at any time during the life of the trust, so long as the aggregate amount of home loans, after giving effect to the removal of the applicable home loans, is not less than the Required Overcollateralization Amount. Removals of home loans may affect the rate at which principal is distributed to noteholders by reducing the overall Pool Balance and thus the amount of Principal Collections. See "Description of the Securities--Optional Transfers of Home Loans to Holders of Certificates" in this prospectus supplement.

         The rate of defaults on the home loans will also affect the rate and timing of principal payments on the home loans. In general, defaults on home loans are expected to occur with greater frequency in their early years. The rate of default of home loans secured by second liens is likely to be greater than that of home loans secured by first liens on comparable properties. The rate of default on home loans which are refinance home loans, and on home loans with high combined loan-to-value ratios, may be higher than for other types of home loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the home loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

                                      S-60







         Because the loan rates on the home loans and the note rate on the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes, the Class A-I-7 notes and the Class A-II notes are fixed, these rates will not change in response to changes in market interest rates. Accordingly, if market interest rates or market yields for securities similar to the notes were to rise, the market value of the Class A-I-2 notes, the Class A-I-3 notes, the Class A-I-4 notes, the Class A-I-5 notes, the Class A-I-6 notes, the Class A-I-7 notes and the Class A-II notes may decline. The note rate on the Class A-I-1 notes is variable and will change in response to changes in the LIBOR rate, subject to a maximum rate. Investors in the Class A-I-1 notes should be aware that LIBOR may not change consistently with other market indices. A number of factors affect the performance of an index and may cause an index to move in a manner different from other indices. To the extent LIBOR may reflect changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to the holders of the Class A-I-1 notes due to the rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, LIBOR may decline more quickly than other market interest rates which may adversely affect the yield on the Class A-I-1 notes.

         In addition, the yield to maturity on the notes will depend on, among other things, the price paid by the holders of the notes. The extent to which the yield to maturity of a note is sensitive to prepayments will depend, in part, upon the degree to which it is purchased at a discount or premium. In most cases, if notes are purchased at a premium and principal distributions on the notes occur at a rate faster than assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase. Conversely, if notes are purchased at a discount and principal distributions on the notes occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity will be lower than that anticipated at the time of purchase.

         The final scheduled maturity date for each class of notes as shown on the chart on page S-6 of this prospectus supplement is the payment date on which the principal balance of that class of notes will be reduced to zero, based on certain assumptions. For the Class A-I-1, Class A-I-2, Class A-I-3, Class A-I-4, Class A-I-5 and Class A-I-6 notes, it was assumed that no losses or delinquencies occur on the home loans, that none of the home loans are prepaid, that the Required Overcollateralization Amount is $0 and certain other assumptions contained in this prospectus supplement. For the Class A-I-7 notes and the Class A-II notes, it was assumed that the final scheduled maturity date would be the payment date in the fifth month following the latest possible maturity date of any home loan. Due to losses and prepayments on the home loans, the actual final payment on each class of notes may occur substantially earlier or, except for the Class A-I-7 notes and the Class A-II notes, later than the final scheduled maturity date for such class.

         "Weighted average life" refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor thereof of each dollar distributed in reduction of principal of that security, assuming no losses. The weighted average life of the notes will be influenced by, among other things, the rate at which principal of the home loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations.

         The primary source of information available to investors concerning the notes will be the monthly statements discussed in this prospectus supplement under "The Agreements--The Trust Agreement and the Indenture--Reports to Noteholders," which will include information as to the outstanding Note Balance. There can be no assurance that any additional information regarding the notes will be available through any other source. In addition, the depositor is not aware of any source through which price information about the notes will be generally available on an ongoing basis. The limited nature of information regarding the notes may adversely affect the liquidity of the notes, even if a secondary market for the notes becomes available.

                                      S-61







         The prepayment model used in this prospectus supplement, or prepayment assumption, represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of home loans. A 100% prepayment assumption assumes a constant prepayment rate of 2% per annum of the then outstanding principal balance of the home loans in the first month of the life of the home loans and an additional approximately 0.9286% (precisely 13/14%) per annum in each month thereafter until the fifteenth month. Beginning in the fifteenth month and in each month thereafter during the life of the home loans, a 100% prepayment assumption assumes a constant prepayment rate of 15% per annum each month. As used in the table below, a 50% prepayment assumption assumes prepayment rates equal to 50% of the prepayment assumption. Correspondingly, a 150% prepayment assumption assumes prepayment rates equal to 150% of the prepayment assumption, and so forth. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of home loans, including the home loans.

         The tables below have been prepared on the basis of assumptions regarding the performance of the home loans set forth in the following paragraph and further assume, among other things, that the home loans have the following characteristics:

                                                              ORIGINAL TERM      REMAINING TERM
       BALANCE             GROSS WAC           NET WAC          (MONTHS)            (MONTHS)          ASSUMED DELIVERY
          $520,782.97       15.192%            14.692%             120                 117                Closing
       $91,599,845.12       15.139%            14.639%             180                 178                Closing
       $11,554,304.24       14.951%            14.451%             240                 238                Closing
      $100,454,876.60       15.114%            14.614%             300                 298                Closing
        $5,201,914.26       15.143%            14.643%             180                 178                Closing
        $1,711,342.57       14.860%            14.360%             240                 238                Closing
       $15,604,049.61       15.006%            14.506%             300                 298                Closing
           $60,268.82       15.192%            14.692%             120                 120             February 2001
       $10,600,605.17       15.139%            14.639%             180                 180             February 2001
        $1,337,148.74       14.951%            14.451%             240                 240             February 2001
       $11,625,374.29       15.114%            14.614%             300                 300             February 2001
          $191,182.71       15.143%            14.643%             180                 180             February 2001
           $62,895.91       14.860%            14.360%             240                 240             February 2001
          $573,485.90       15.006%            14.506%             300                 300             February 2001
           $60,268.82       15.192%            14.692%             120                 120               March 2001
       $10,600,605.17       15.139%            14.639%             180                 180               March 2001
        $1,337,148.74       14.951%            14.451%             240                 240               March 2001
       $11,625,374.29       15.114%            14.614%             300                 300               March 2001
          $191,182.71       15.143%            14.643%             180                 180               March 2001
           $62,895.91       14.860%            14.360%             240                 240               March 2001
          $573,485.90       15.006%            14.506%             300                 300               March 2001
           $60,268.82       15.192%            14.692%             120                 120               April 2001
       $10,600,605.17       15.139%            14.639%             180                 180               April 2001
        $1,337,148.74       14.951%            14.451%             240                 240               April 2001
       $11,625,374.29       15.114%            14.614%             300                 300               April 2001
          $191,182.71       15.143%            14.643%             180                 180               April 2001
           $62,895.91       14.860%            14.360%             240                 240               April 2001
          $573,485.91       15.006%            14.506%             300                 300               April 2001

                                      S-62







              the scheduled monthly payment for each home loan has been based on its outstanding balance, interest rate and remaining term to maturity, so that the home loan will amortize in amounts sufficient for its repayment over its remaining term to maturity;

              none of the seller, the servicer or the depositor will repurchase any home loan and the servicer does not exercise its option to purchase all of the home loans and therefore cause a termination of the trust, except as indicated in the tables below;

              there are no delinquencies or Liquidation Loss Amounts on the home loans;

              principal payments on the home loans will be timely received together with prepayments, if any, on the last day of the month and at the respective constant percentages of the prepayment assumption in the tables;

              the home loans pay on the basis on a 30-day month and a 360-day year;

              LIBOR will remain constant at 5.78875% per annum;

              payments on the notes will be made on the 25th day of each month, commencing in February 2001;

              the Pre-Funding Account accrues reinvestment income at a rate of 5.78875% per annum based on the assumed delivery of the home loans as set forth above in the table above; and

              the notes will be purchased on January 30, 2001.

         The actual characteristics and performance of the home loans will differ from the assumptions used in constructing the tables below, which are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under varying prepayment scenarios. For example, it is very unlikely that the home loans will prepay at a constant level of the prepayment assumption until maturity or that all of the home loans will prepay at the same level of the prepayment assumption. Moreover, the diverse remaining terms to maturity of the home loans could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of the prepayment assumption specified, even if the weighted average remaining term to maturity of the home loans is as assumed. Any difference between the assumptions and the actual characteristics and performance of the home loans, or actual prepayment or loss experience, will affect the percentage of initial note balance outstanding over time and the weighted average life of the notes.

         Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average life of the notes, and list the percentage of the initial note balance of each class of notes that would be outstanding after each of the payment dates shown at various percentages of the prepayment assumption.

                                      S-63








              PERCENTAGE OF INITIAL CLASS A-I-1 NOTE BALANCE (1)(2)


PAYMENT DATE                                                             PERCENTAGE OF BALANCE
                                                      -------------------------------------------------------
PREPAYMENT ASSUMPTION                                    0%       50%       75%     100%     125%      150%
                                                      -------------------------------------------------------
Initial .............................................  100       100       100      100       100       100
January 2002 ........................................   83        64        54       45        35        25
January 2003 ........................................   76        24         0        0         0         0
January 2004 ........................................   69         0         0        0         0         0
January 2005 ........................................   61         0         0        0         0         0
January 2006 ........................................   51         0         0        0         0         0
January 2007 ........................................   39         0         0        0         0         0
January 2008 ........................................   26         0         0        0         0         0
January 2009 ........................................   11         0         0        0         0         0
January 2010 ........................................    0         0         0        0         0         0
January 2011 ........................................    0         0         0        0         0         0
January 2012 ........................................    0         0         0        0         0         0
January 2013 ........................................    0         0         0        0         0         0
January 2014 ........................................    0         0         0        0         0         0
January 2015 ........................................    0         0         0        0         0         0
January 2016 ........................................    0         0         0        0         0         0
January 2017 ........................................    0         0         0        0         0         0
January 2018 ........................................    0         0         0        0         0         0
January 2019 ........................................    0         0         0        0         0         0
January 2020 ........................................    0         0         0        0         0         0
January 2021 ........................................    0         0         0        0         0         0
January 2022 ........................................    0         0         0        0         0         0
January 2023 ........................................    0         0         0        0         0         0
January 2024 ........................................    0         0         0        0         0         0
January 2025 ........................................    0         0         0        0         0         0
January 2026 ........................................    0         0         0        0         0         0
Weighted Average Life to 10% call (years) ........... 4.63      1.35      1.06     0.90      0.79      0.72
Weighted Average Life to maturity (years) ........... 4.63      1.35      1.06     0.90      0.79      0.72

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)      All percentages are rounded to the nearest 1%.


                                      S-64










              PERCENTAGE OF INITIAL CLASS A-I-2 NOTE BALANCE (1)(2)



PAYMENT DATE                                                             PERCENTAGE OF BALANCE
                                                      -------------------------------------------------------
PREPAYMENT ASSUMPTION                                   0%      50%        75%     100%      125%      150%
                                                      -------------------------------------------------------
Initial ............................................    100       100       100      100       100       100
January 2002 .......................................    100       100       100      100       100       100
January 2003 .......................................    100       100        99       46         0         0
January 2004 .......................................    100        72         0        0         0         0
January 2005 .......................................    100         0         0        0         0         0
January 2006 .......................................    100         0         0        0         0         0
January 2007 .......................................    100         0         0        0         0         0
January 2008 .......................................    100         0         0        0         0         0
January 2009 .......................................    100         0         0        0         0         0
January 2010 .......................................     84         0         0        0         0         0
January 2011 .......................................     39         0         0        0         0         0
January 2012 .......................................      0         0         0        0         0         0
January 2013 .......................................      0         0         0        0         0         0
January 2014 .......................................      0         0         0        0         0         0
January 2015 .......................................      0         0         0        0         0         0
January 2016 .......................................      0         0         0        0         0         0
January 2017 .......................................      0         0         0        0         0         0
January 2018 .......................................      0         0         0        0         0         0
January 2019 .......................................      0         0         0        0         0         0
January 2020 .......................................      0         0         0        0         0         0
January 2021 .......................................      0         0         0        0         0         0
January 2022 .......................................      0         0         0        0         0         0
January 2023 .......................................      0         0         0        0         0         0
January 2024 .......................................      0         0         0        0         0         0
January 2025 .......................................      0         0         0        0         0         0
January 2026 .......................................      0         0         0        0         0         0
Weighted Average Life to 10% call (years) ..........   9.77      3.32      2.47     2.00      1.71      1.51
Weighted Average Life to maturity (years) ..........   9.77      3.32      2.47     2.00      1.71      1.51


(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)      All percentages are rounded to the nearest 1%.


                                      S-65








              PERCENTAGE OF INITIAL CLASS A-I-3 NOTE BALANCE (1)(2)


PAYMENT DATE                                                             PERCENTAGE OF BALANCE
                                                      -------------------------------------------------------
PREPAYMENT ASSUMPTION                                   0%      50%        75%     100%      125%      150%
                                                      -------------------------------------------------------
Initial .............................................   100       100       100      100       100       100
January 2002 ........................................   100       100       100      100       100       100
January 2003 ........................................   100       100       100      100        96        65
January 2004 ........................................   100       100        95       47         3         0
January 2005 ........................................   100        98        34        0         0         0
January 2006 ........................................   100        53         0        0         0         0
January 2007 ........................................   100        11         0        0         0         0
January 2008 ........................................   100         0         0        0         0         0
January 2009 ........................................   100         0         0        0         0         0
January 2010 ........................................   100         0         0        0         0         0
January 2011 ........................................   100         0         0        0         0         0
January 2012 ........................................    92         0         0        0         0         0
January 2013 ........................................    54         0         0        0         0         0
January 2014 ........................................    10         0         0        0         0         0
January 2015 ........................................     0         0         0        0         0         0
January 2016 ........................................     0         0         0        0         0         0
January 2017 ........................................     0         0         0        0         0         0
January 2018 ........................................     0         0         0        0         0         0
January 2019 ........................................     0         0         0        0         0         0
January 2020 ........................................     0         0         0        0         0         0
January 2021 ........................................     0         0         0        0         0         0
January 2022 ........................................     0         0         0        0         0         0
January 2023 ........................................     0         0         0        0         0         0
January 2024 ........................................     0         0         0        0         0         0
January 2025 ........................................     0         0         0        0         0         0
January 2026 ........................................     0         0         0        0         0         0
Weighted Average Life to 10% call (years) ........... 12.09      5.11      3.77     3.00      2.51      2.17
Weighted Average Life to maturity (years) ........... 12.09      5.11      3.77     3.00      2.51      2.17

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)      All percentages are rounded to the nearest 1%.


                                      S-66









              PERCENTAGE OF INITIAL CLASS A-I-4 NOTE BALANCE (1)(2)


PAYMENT DATE                                                             PERCENTAGE OF BALANCE
                                                      -------------------------------------------------------
Prepayment Assumption                                   0%      50%        75%     100%      125%      150%
                                                      -------------------------------------------------------
Initial ............................................    100       100       100      100       100       100
January 2002 .......................................    100       100       100      100       100       100
January 2003 .......................................    100       100       100      100       100       100
January 2004 .......................................    100       100       100      100       100         6
January 2005 .......................................    100       100       100       45         0         0
January 2006 .......................................    100       100        53        0         0         0
January 2007 .......................................    100       100         0        0         0         0
January 2008 .......................................    100        30         0        0         0         0
January 2009 .......................................    100         0         0        0         0         0
January 2010 .......................................    100         0         0        0         0         0
January 2011 .......................................    100         0         0        0         0         0
January 2012 .......................................    100         0         0        0         0         0
January 2013 .......................................    100         0         0        0         0         0
January 2014 .......................................    100         0         0        0         0         0
January 2015 .......................................      0         0         0        0         0         0
January 2016 .......................................      0         0         0        0         0         0
January 2017 .......................................      0         0         0        0         0         0
January 2018 .......................................      0         0         0        0         0         0
January 2019 .......................................      0         0         0        0         0         0
January 2020 .......................................      0         0         0        0         0         0
January 2021 .......................................      0         0         0        0         0         0
January 2022 .......................................      0         0         0        0         0         0
January 2023 .......................................      0         0         0        0         0         0
January 2024 .......................................      0         0         0        0         0         0
January 2025 .......................................      0         0         0        0         0         0
January 2026 .......................................      0         0         0        0         0         0
Weighted Average Life to 10% call (years) ..........  13.63      6.82      5.06     4.00      3.31      2.83
Weighted Average Life to maturity (years) ..........  13.63      6.82      5.06     4.00      3.31      2.83

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)      All percentages are rounded to the nearest 1%.


                                      S-67








              PERCENTAGE OF INITIAL CLASS A-I-5 NOTE BALANCE(1)(2)

PAYMENT DATE                                                        PERCENTAGE OF BALANCE
                                                  ----------------------------------------------------------
PREPAYMENT ASSUMPTION                                0%       50%       75%      100%      125%      150%
                                                  ----------------------------------------------------------
Initial .........................................   100       100       100      100       100       100
January 2002 ....................................   100       100       100      100       100       100
January 2003 ....................................   100       100       100      100       100       100
January 2004 ....................................   100       100       100      100       100       100
January 2005 ....................................   100       100       100      100        58         0
January 2006 ....................................   100       100       100       47         0         0
January 2007 ....................................   100       100        66        0         0         0
January 2008 ....................................   100       100        10        0         0         0
January 2009 ....................................   100        67         0        0         0         0
January 2010 ....................................   100        21         0        0         0         0
January 2011 ....................................   100         0         0        0         0         0
January 2012 ....................................   100         0         0        0         0         0
January 2013 ....................................   100         0         0        0         0         0
January 2014 ....................................   100         0         0        0         0         0
January 2015 ....................................    99         0         0        0         0         0
January 2016 ....................................    29         0         0        0         0         0
January 2017 ....................................     7         0         0        0         0         0
January 2018 ....................................     0         0         0        0         0         0
January 2019 ....................................     0         0         0        0         0         0
January 2020 ....................................     0         0         0        0         0         0
January 2021 ....................................     0         0         0        0         0         0
January 2022 ....................................     0         0         0        0         0         0
January 2023 ....................................     0         0         0        0         0         0
January 2024 ....................................     0         0         0        0         0         0
January 2025 ....................................     0         0         0        0         0         0
January 2026 ....................................     0         0         0        0         0         0
Weighted Average Life to 10% call (years) ....... 14.83      8.40      6.32     5.00      4.13      3.51
Weighted Average Life to maturity (years) ....... 14.83      8.40      6.32     5.00      4.13      3.51

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)  All percentages are rounded to the nearest 1%.

                                      S-68







              PERCENTAGE OF INITIAL CLASS A-I-6 NOTE BALANCE(1)(2)

PAYMENT DATE                                                        PERCENTAGE OF BALANCE
                                                  ----------------------------------------------------------
PREPAYMENT ASSUMPTION                                0%       50%       75%      100%      125%      150%
                                                  ----------------------------------------------------------
Initial .........................................   100       100       100      100       100       100
January 2002 ....................................   100       100       100      100       100       100
January 2003 ....................................   100       100       100      100       100       100
January 2004 ....................................   100       100       100      100       100       100
January 2005 ....................................   100       100       100      100       100        99
January 2006 ....................................   100       100       100      100        84        41
January 2007 ....................................   100       100       100       87        37         0
January 2008 ....................................   100       100       100       47         0         0
January 2009 ....................................   100       100        72       13         0         0
January 2010 ....................................   100       100        39        0         0         0
January 2011 ....................................   100        83        11        0         0         0
January 2012 ....................................   100        53         0        0         0         0
January 2013 ....................................   100        24         0        0         0         0
January 2014 ....................................   100         0         0        0         0         0
January 2015 ....................................   100         0         0        0         0         0
January 2016 ....................................   100         0         0        0         0         0
January 2017 ....................................   100         0         0        0         0         0
January 2018 ....................................    89         0         0        0         0         0
January 2019 ....................................    69         0         0        0         0         0
January 2020 ....................................    47         0         0        0         0         0
January 2021 ....................................    22         0         0        0         0         0
January 2022 ....................................     0         0         0        0         0         0
January 2023 ....................................     0         0         0        0         0         0
January 2024 ....................................     0         0         0        0         0         0
January 2025 ....................................     0         0         0        0         0         0
January 2026 ....................................     0         0         0        0         0         0
Weighted Average Life to 10% call (years) ....... 18.81     11.15      8.73     7.00      5.78      4.90
Weighted Average Life to maturity (years) ....... 18.81     11.15      8.73     7.00      5.78      4.90

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)  All percentages are rounded to the nearest 1%.

                                      S-69







              PERCENTAGE OF INITIAL CLASS A-I-7 NOTE BALANCE(1)(2)

PAYMENT DATE                                                        PERCENTAGE OF BALANCE
                                                  ----------------------------------------------------------
PREPAYMENT ASSUMPTION                                0%       50%       75%      100%      125%      150%
                                                  ----------------------------------------------------------
Initial .........................................   100       100       100      100       100       100
January 2002 ....................................   100       100       100      100       100       100
January 2003 ....................................   100       100       100      100       100       100
January 2004 ....................................   100       100       100      100       100       100
January 2005 ....................................   100       100       100      100       100       100
January 2006 ....................................   100       100       100      100       100       100
January 2007 ....................................   100       100       100      100       100        98
January 2008 ....................................   100       100       100      100       100        74
January 2009 ....................................   100       100       100      100        78        55
January 2010 ....................................   100       100       100       89        61        41
January 2011 ....................................   100       100       100       72        47        29
January 2012 ....................................   100       100        89       57        35        21
January 2013 ....................................   100       100        73       44        26        14
January 2014 ....................................   100        97        58       33        18         9
January 2015 ....................................   100        78        45       24        12         5
January 2016 ....................................   100        60        33       16         7         3
January 2017 ....................................   100        52        27       13         5         1
January 2018 ....................................   100        45        22       10         3         *
January 2019 ....................................   100        38        17        7         2         0
January 2020 ....................................   100        31        13        5         1         0
January 2021 ....................................   100        24        10        3         0         0
January 2022 ....................................    98        19         7        1         0         0
January 2023 ....................................    78        13         4        *         0         0
January 2024 ....................................    55         8         2        0         0         0
January 2025 ....................................    27         3         0        0         0         0
January 2026 ....................................     0         0         0        0         0         0
Weighted Average Life to 10% call (years) ....... 22.81     15.80     13.02    10.96      9.23      7.87
Weighted Average Life to maturity (years) ....... 23.12     17.22     14.53    12.28     10.46      9.01

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)  All percentages are rounded to the nearest 1%.

 *   less than 0.50% but greater than 0.

                                      S-70







              PERCENTAGE OF INITIAL CLASS A-II NOTE BALANCE(1)(2)

PAYMENT DATE                                                        PERCENTAGE OF BALANCE
                                                  ----------------------------------------------------------
PREPAYMENT ASSUMPTION                                0%       50%       75%      100%      125%      150%
                                                  ----------------------------------------------------------
Initial .........................................   100       100       100      100       100       100
January 2002 ....................................    97        92        90       88        86        84
January 2003 ....................................    96        84        79       74        69        64
January 2004 ....................................    95        77        69       62        55        48
January 2005 ....................................    94        70        60       51        43        37
January 2006 ....................................    93        64        52       43        35        28
January 2007 ....................................    91        58        45       36        28        21
January 2008 ....................................    89        52        39       30        22        16
January 2009 ....................................    87        47        34       25        17        12
January 2010 ....................................    84        42        29       20        14         9
January 2011 ....................................    81        37        25       17        11         7
January 2012 ....................................    77        33        21       13         8         5
January 2013 ....................................    73        29        18       11         6         3
January 2014 ....................................    68        25        15        8         4         2
January 2015 ....................................    63        21        12        6         3         1
January 2016 ....................................    57        18        10        5         2         1
January 2017 ....................................    54        16         8        4         1         *
January 2018 ....................................    50        14         6        3         1         *
January 2019 ....................................    46        11         5        2         1         0
January 2020 ....................................    41         9         4        1         *         0
January 2021 ....................................    36         7         3        1         0         0
January 2022 ....................................    31         6         2        *         0         0
January 2023 ....................................    25         4         1        *         0         0
January 2024 ....................................    18         2         *        0         0         0
January 2025 ....................................     9         1         0        0         0         0
January 2026 ....................................     0         0         0        0         0         0
Weighted Average Life to 10% call (years) ....... 15.99      8.30      6.37     5.15      4.27      3.63
Weighted Average Life to maturity (years) ....... 16.09      8.72      6.81     5.50      4.57      3.89

(1) Assumes (i) except where indicated, that no optional termination is exercised and (ii) the percentage of the pricing prepayment assumption disclosed above.

(2)  All percentages are rounded to the nearest 1%.

 *   less than 0.50% but greater than 0.


                                      S-71








                                 THE AGREEMENTS

                             THE PURCHASE AGREEMENT

         The initial home loans to be transferred to the issuer by the depositor were or will be purchased by the depositor from the sellers pursuant to the home loan purchase agreement, or purchase agreement, dated as of the cut-off date, among the sellers, the depositor, the issuer and the indenture trustee. The following summary describes certain terms of the purchase agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the purchase agreement. See "The Agreements" in the prospectus.

PURCHASE OF HOME LOANS

         Under the purchase agreement, the sellers have agreed to transfer and assign, without recourse, to the depositor the initial home loans and the Initial Mortgage Documents. Pursuant to an assignment by the depositor executed on the closing date, upon the transfer to the depositor, the initial home loans will be transferred, without recourse, by the depositor to the issuer, as well as the depositor's rights in, to and under the purchase agreement. The owner trustee, on behalf of the trust, will, concurrently with the assignment, grant a security interest in the trust to the indenture trustee to secure the notes. Subsequent home loans are intended to be purchased by the issuer from the sellers on or before April 30, 2001, as set forth in the purchase agreement, from funds on deposit in the Pre-Funding Account. The purchase agreement will provide that the subsequent home loans must conform to certain specified characteristics described above under "Description of the Home Loans--Conveyance of Subsequent Home Loans." For a general description of the sellers, see "The Sellers and Servicer" in this prospectus supplement. The purchase price of the initial home loans is a specified amount payable by the depositor, as provided in the purchase agreement. The purchase price paid for any subsequent home loans by the indenture trustee, at the direction of the issuer, from amounts on deposit in the Pre-Funding Account shall be one hundred percent (100%) of the aggregate principal balances of the subsequent home loans as of the date so transferred, as identified on the schedule attached to the related subsequent transfer agreement provided by GMACM.

         The purchase agreement will require that, within a specified time period, GMACM deliver to the indenture trustee, as the issuer's agent for such purpose, the home loans and the Initial Mortgage Documents, which will include the following:

         (1) the mortgage note and any modification or amendment thereto, endorsed without recourse in blank;

         (2) the mortgage, or a copy of the mortgage certified by an officer of the servicer for any mortgage not returned from the public recording office, with evidence of recording indicated thereon;

         (3)    an assignment in recordable form of the mortgage; and

         (4) if applicable, any riders or modifications to the mortgage note and mortgage, together with certain other documents at the times as set forth in the related agreement.

         In lieu of delivery of original mortgages, GMACM may deliver true and correct copies of the original mortgages that have been certified as to authenticity by the appropriate county recording office where those mortgages were recorded. The assignments may be blanket assignments covering mortgages secured by mortgaged properties located in the same county, if permitted by law.


                                      S-72







REPRESENTATIONS AND WARRANTIES

         The respective seller or GMACM, in its capacity as servicer, will represent and warrant to the depositor, and will represent and warrant to the issuer with respect to any subsequent home loans, that, among other things, as of the closing date and the related subsequent transfer date with respect to any subsequent home loans:

                as of the cut-off date, with respect to the initial home loans, or related subsequent transfer date, with respect to any subsequent home loans, the information set forth in a schedule of the related home loans is true and correct in all material respects as of the date or dates respecting which the information is furnished;

                immediately prior to the sale of the initial home loans to the depositor and the subsequent home loans to the issuer, the respective seller was the sole owner and holder of the home loans free and clear of any and all liens and security interests;

                the purchase agreement constitutes a valid transfer and assignment of all right, title and interest of the sellers in and to the initial home loans or the subsequent home loans, as applicable, and the proceeds thereof;

                to the best of GMACM's knowledge, each home loan complied in all material respects with all applicable local, state and federal laws;

                no home loan is 30 days or more delinquent in payment of principal and interest; and

                to the best of GMACM's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related mortgaged property.

         The depositor will assign to the issuer all of its right, title and interest in the purchase agreement, insofar as the purchase agreement relates to the representations and warranties made by the sellers in respect of the initial home loans and any remedies provided for with respect to any breach of the representations and warranties. The representations and warranties of the sellers will be assigned by the issuer to the indenture trustee for the benefit of the noteholders and the credit enhancer, and therefore a breach of the representations and warranties of the sellers will be enforceable on behalf of the trust. If a seller cannot cure a breach of any representation or warranty made by it in respect of a home loan which materially and adversely affects the interests of the noteholders or the credit enhancer in that home loan, within 90 days after notice from the servicer, such seller will be obligated to repurchase the home loan at the Repurchase Price.

         As to any home loan required to be purchased by a seller as provided above, rather than purchase the home loan, the seller may, at its sole option, remove the Deleted Loan from the trust and substitute in its place an Eligible Substitute Loan.

REVIEW OF HOME LOANS

         Escrow Bank USA, an affiliate of GMACM and the depositor, will be the custodian with respect to the home loans pursuant to a custodial agreement and will maintain possession of and review documents relating to the home loans as the agent of the indenture trustee or, following payment in full of the notes and discharge of the indenture, the owner trustee.

         The custodian will hold the documents relating to the home loans in trust for the benefit of the holders of the securities. Within 90 days of the closing date or within 90 days of the related subsequent transfer date with respect to any subsequent home loans, the custodian will review or cause to be reviewed the home loans and the Initial Mortgage Documents and if any home loan or Initial Mortgage Document is found to be defective in any material respect which may materially and adversely affect the


                                      S-73







value of the related home loan or the interests of the indenture trustee, as pledgee of the trust, the securityholders or the credit enhancer in that home loan and the defect is not cured within 90 days following notification thereof to the seller and the issuer by the custodian, the seller will be obligated under the purchase agreement to deposit the Repurchase Price into the Custodial Account. In lieu of any deposit into the Custodial Account, the seller may substitute an Eligible Substitute Loan. Any purchase or substitution will result in the removal of the defective home loan from the trust. The obligation of the seller to remove a Deleted Loan from the trust is the sole remedy regarding any defects in the home loans and Initial Mortgage Documents available to the issuer, the certificateholders, or the owner trustee on behalf of the certificateholders, and the noteholders, or the indenture trustee on behalf of the noteholders, against the sellers. Any home loan not so purchased or substituted for shall remain in the trust.

                             THE SERVICING AGREEMENT

         The following summary describes certain terms of the servicing agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the servicing agreement. See "The Agreements" in the prospectus.

         All of the home loans will initially be serviced by the servicer, but may be subserviced by one or more subservicers designated by the servicer pursuant to subservicing agreements between the servicer and any future subservicers. For a general description of the servicer, see "The Sellers and Servicer" in this prospectus supplement.

PRINCIPAL COLLECTIONS AND INTEREST COLLECTIONS

         All collections on the home loans will generally be allocated in accordance with the related mortgage notes between amounts collected in respect of interest and amounts collected in respect of principal.

         The servicer will be required to establish and maintain the Custodial Account. On each Determination Date, the servicer will determine the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Note Payment Account and the Distribution Account prior to the close of business on the business day next succeeding each Determination Date.

         The servicer will make withdrawals from the Custodial Account, including but not limited to the following, and deposit the withdrawn amounts as follows:

                to pay to itself or the sellers various reimbursement amounts and other amounts as provided in the servicing agreement; and

                to the Note Payment Account, an amount equal to the Principal Collections and Interest Collections remaining on the business day prior to each payment date.

COLLECTION AND OTHER SERVICING PROCEDURES; LOSS MITIGATION

         The servicer will make reasonable efforts to collect all payments called for under the home loans and will, consistent with the servicing agreement, follow such collection procedures which shall be normal and usual in its general mortgage servicing activities with respect to mortgage loans comparable to the home loans. The servicer is authorized to engage in a wide variety of loss mitigation practices with respect to the home loans, including waivers, modifications, payment forbearances, partial forgiveness, entering into repayment schedule arrangements, and capitalization of arrearages; provided in any case that the servicer determines that the action is not materially adverse to the interests of the noteholders and is generally consistent with the servicer's policies with respect to similar loans; and provided further that some modifications, including reductions in the loan rate, partial forgiveness or a maturity extension, may


                                      S-74







only be taken if the home loan is in default or if default is reasonably foreseeable. For home loans that come into and continue in default, the servicer may take a variety of actions including foreclosure upon the mortgaged property, writing off the balance of the home loan as bad debt, taking a deed in lieu of foreclosure, accepting a short sale, permitting a short refinancing, arranging for a repayment plan, modifications as described above, or taking an unsecured note. See "Description of the Securities-Servicing and Administration of Loans" in the prospectus. In making the determination, the loss that might result if the home loan were liquidated would be taken into account. Any modifications may have the effect of reducing the loan rate or extending the final maturity date of the home loan. Any modified home loan may remain in the trust, and the reduction in collections resulting from the modification may result in reduced distributions of interest, or other amounts, on, or may extend the final maturity of, the notes. The servicer may elect to treat any home loan that is 180 days or more delinquent as being finally liquidated.

         In any case in which mortgaged property subject to a home loan is being conveyed by the mortgagor, the servicer shall in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the home loan under any due-on-sale clause applicable thereto, but only if the exercise of those rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any applicable credit enhancement arrangements. If the servicer is prevented from enforcing the due-on-sale clause under applicable law or if the servicer determines that it is reasonably likely that a legal action would be instituted by the related mortgagor to avoid enforcement of the due-on-sale clause, the servicer will enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which that person will become liable under the related credit line agreement subject to certain specified conditions. The original mortgagor may be released from liability on a home loan if the servicer has determined in good faith that the release will not adversely affect the ability to make full and timely collections on the related home loan. Any fee collected by the servicer for entering into an assumption or substitution of liability agreement will be retained by the servicer as additional servicing compensation. In connection with any assumption, the loan rate borne by the related credit line agreement may not be altered.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The servicer may approve such a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related home loan, that the approval will not adversely affect the security for, and the timely and full collectability of, the related home loan. Any fee collected by the servicer for processing the request will be retained by the servicer as additional servicing compensation.

         The servicer, at its option and in its sole discretion, may make advances by depositing into the Custodial Account amounts representing installments of principal of and/or interest on any home loan that is delinquent as of the end of the related Collection Period if the servicer believes that the advances will be recoverable from payments on, or other proceeds of, that home loan. If the servicer makes any optional advances of delinquent principal and/or interest, the servicer shall be entitled to reimburse itself by withdrawing those amounts from the Custodial Account prior to any distribution of amounts on deposit therein to the noteholders.

         The servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under the servicing agreement.


                                      S-75







RELEASE OF LIEN; REFINANCING OF SENIOR LIEN

         The servicing agreement permits the servicer to release the lien on the mortgaged property securing a home loan under limited circumstances if the home loan is current in payment. A release may be made in any case where:

                the borrower simultaneously delivers a mortgage on a substitute mortgaged property, if the combined loan-to-value ratio is not increased;

                in connection with a simultaneous substitution of the mortgaged property, if the combined loan-to-value ratio would be increased to not more than the lesser of (a) 125% and (b) 105% times the combined loan-to-value ratio previously in effect, if the servicer determines that appropriate compensating factors are present; or

                no substitute mortgaged property is provided, causing the home loan to become unsecured, subject to limitations in the servicing agreement.

         At the time of the release, some terms of the home loan may be modified, including a loan rate increase or a maturity extension, and the terms of the home loan may be further modified in the event that the borrower subsequently delivers a mortgage on a substitute mortgaged property.

         The servicer may be subject to certain restrictions under the servicing agreement with respect to the refinancing of a lien senior to a home loan secured by a lien on the related mortgaged property, including in some circumstances, the requirement that after the refinancing of the senior lien the combined loan-to-value ratio is increased by no more than 10% of the original combined loan-to-value ratio. In addition, if a mortgaged property did not have a lien senior to the related home loan as of the cut-off date, then the servicer may not consent to the placing of a lien senior to the home loan on the related mortgaged property.

NON-RECORDATION OF ASSIGNMENTS

         Subject to the conditions described in the servicing agreement, GMACM will not be required to record assignments of the mortgages to the indenture trustee in the real property records of the states in which the related mortgaged properties are located. GMACM will retain record title to the mortgages on behalf of the indenture trustee and the securityholders. Although the recordation of the assignments of the mortgages in favor of the indenture trustee is not necessary to effect a transfer of the home loans to the indenture trustee, if GMACM were to sell, assign, satisfy or discharge any home loan prior to recording the related assignment in favor of the indenture trustee, the other parties to the sale, assignment, satisfaction or discharge may have rights superior to those of the indenture trustee. In some states, including Florida and Maryland, in the absence of recordation of the assignments of the mortgages, the transfer to the indenture trustee of the home loans may not be effective against certain creditors or purchasers from the seller or a trustee in bankruptcy thereof. If those other parties, creditors or purchasers have rights to the home loans that are superior to those of the indenture trustee, securityholders could lose the right to future payments of principal and interest to the extent that those rights are not otherwise enforceable in favor of the indenture trustee under the applicable mortgage documents.


                                      S-76







OPTIONAL REPURCHASE OF DEFAULTED HOME LOANS

         Under the servicing agreement, the servicer will have the option to purchase from the trust any home equity loan which is 60 days or more delinquent at a purchase price equal to its principal balance plus accrued interest.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         A servicing default under the servicing agreement generally will include:

                any failure by the servicer to deposit to the Custodial Account, Distribution Account or the Note Payment Account any required payment which continues unremedied for five (5) business days after the date upon which written notice of the failure shall have been given to the servicer by the issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the credit enhancer;

                any failure by the servicer duly to observe or perform in any material respect any other of its covenants or agreements in the servicing agreement which continues unremedied for 45 days after the date upon which written notice of the failure shall have been given to the servicer by the Issuer or the indenture trustee, or to the servicer, the issuer and the indenture trustee by the credit enhancer;

                certain events of insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the servicer and certain actions by the servicer indicating its insolvency or inability to pay its obligations; and

                certain other events relating to the servicer.

         So long as a servicing default under the servicing agreement remains unremedied, either the depositor, the credit enhancer, so long as it is not in default of its payment obligations under the Policy, or the indenture trustee may, by written notification to the servicer and to the issuer or the indenture trustee, as applicable, terminate all of the rights and obligations of the servicer under the servicing agreement, other than any right of the servicer as securityholder and other than the right to receive servicing compensation and expenses for servicing the home loans during any period prior to the date of termination, and reimbursement of other amounts the servicer is entitled to withdraw from the Custodial Account, whereupon the indenture trustee, in accordance with the terms of the servicing agreement, will succeed to all responsibilities, duties and liabilities of the servicer under the servicing agreement, other than the obligation to purchase home loans under certain circumstances, and will be entitled to similar compensation arrangements. In the event that the indenture trustee would be obligated to succeed the servicer but is unwilling so to act, it may appoint, or if it is unable so to act, it shall appoint, or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the servicer under the servicing agreement; provided that any successor servicer shall be acceptable to the credit enhancer, as evidenced by the credit enhancer's prior written consent, which consent shall not be unreasonably withheld; and provided further that the appointment of any successor servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the notes by the Rating Agencies, if determined without regard to the Policy. Pending the appointment of a successor servicer, the indenture trustee is obligated to act as servicer unless prohibited by law from so acting. The indenture trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial servicer under the servicing agreement.


                                      S-77







EVIDENCE AS TO COMPLIANCE

         The servicing agreement provides for delivery on or before a specified date in each year, to the depositor, the credit enhancer and the indenture trustee, of an annual statement signed by an officer of the servicer to the effect that the servicer has fulfilled in all material respects the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers throughout the preceding year or, if there has been a material default in the fulfillment of any servicing obligation, the statement shall specify each known default and the nature and status thereof. The statement may be provided as a single form making the required statements as to the servicing agreement along with other similar agreements.

         The servicing agreement also provides that on or before a specified date in each year, beginning on the first date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the indenture trustee to the effect that, on the basis of an examination by that firm conducted substantially in compliance with the standards established by the American Institute of Certified Public Accountants, the servicing of home loans under the related agreements, including the servicing agreement, was conducted substantially in compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers, to the extent that procedures in the Uniform Single Attestation Program for Mortgage Bankers are applicable to the servicing obligations set forth in the related agreements, except for any significant exceptions or errors in records that shall be reported in the statement.

         Copies of the annual statement of an officer of the servicer may be obtained by noteholders without charge upon written request to the servicer, at the address indicated in the monthly statement to noteholders.

CERTAIN MATTERS REGARDING THE SERVICER

         The servicing agreement provides that the servicer may not resign from its obligations and duties under the servicing agreement except upon a determination that performance of its obligations and duties is no longer permissible under applicable law or except in connection with a permitted transfer of servicing. No such resignation will become effective until the indenture trustee or a successor servicer has assumed the servicer's obligations and duties under the servicing agreement.

         The servicing agreement also provides that, except as set forth below, neither the servicer nor any director, officer, employee or agent of the servicer will be under any liability to the trust or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the servicing agreement, or for errors in judgment; provided, however, that neither the servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. The servicing agreement further provides that the servicer and any director, officer, employee or agent of the servicer is entitled to indemnification by the trust and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the servicing agreement provides that the servicer will not be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The servicer may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties thereto and the interests of the noteholders thereunder. In that event, the legal expenses and costs of the action and any liability resulting from the action will be expenses, costs and


                                      S-78







liabilities of the trust and the servicer will be entitled to be reimbursed out of funds otherwise payable to noteholders.

         Any person into which the servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the servicer is a party or any person succeeding to the business of the servicer will be the successor of the servicer under the servicing agreement, provided that resulting entity meets the requirements set forth in the servicing agreement. In addition, notwithstanding the prohibition on its resignation, the servicer may assign its rights and delegate its duties and obligations under the servicing agreement to any person reasonably satisfactory to the credit enhancer and meeting the requirements set forth in the servicing agreement; provided, that consent to any assignment may not be unreasonably withheld. In the case of any assignment, the servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

AMENDMENT

         The servicing agreement may be amended by the parties thereto, provided that any amendment be accompanied by a letter from each Rating Agency that the amendment will not result in the qualification, reduction or withdrawal of the rating then assigned to the notes, if determined without regard to the Policy, and provided further, that the consent of the credit enhancer and the indenture trustee shall be obtained.

                      THE TRUST AGREEMENT AND THE INDENTURE

         The following summary describes certain terms of the trust agreement and the indenture. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the respective provisions of the trust agreement and the indenture. See "The Agreements" in the prospectus.

THE TRUST

         Simultaneously with the issuance of the notes, the issuer will pledge the trust to the indenture trustee as collateral for the notes. As pledgee of the home loans, the indenture trustee will be entitled to direct the issuer in the exercise of all rights and remedies of the trust against the sellers under the purchase agreement and against the servicer under the servicing agreement.

REPORTS TO NOTEHOLDERS

         The indenture trustee will, to the extent information is provided to it by the servicer pursuant to the terms of the servicing agreement, make available to each holder of the notes, at its address listed on the note register maintained with the indenture trustee, and each Rating Agency, the credit enhancer and the depositor, a report setting forth certain amounts relating to the notes for each payment date, including, among other things:

         (1) the amount of principal, if any, payable on that payment date to the holders of the notes;

         (2) the amount of interest payable on that payment date to the holders of the notes;

         (3) the aggregate Note Balance after giving effect to any payment of principal on that payment date;

         (4) the Principal Collections and Interest Collections for the related Collection Period;

         (5) the aggregate principal balance of the home loans as of the end of the preceding Collection Period;


                                      S-79







         (6) the balance of the Pre-Funding Account as of the end of the preceding Collection Period;

         (7) the balance of the Capitalized Interest Account as of the end of the preceding Collection Period;

         (8) the aggregate principal balance of all subsequent home loans transferred pursuant to a subsequent transfer agreement since the closing date;

         (9)    the Overcollateralization Amount as of that payment date;

         (10) the weighted average of the Net Loan Rates for the home loans for the related Collection Period;

         (11) the number of home loans that are delinquent or that have been foreclosed;

         (12) the aggregate Liquidation Loss Amounts for the related Collection Period and all Collection Periods to date;

         (13) the number and aggregate principal balance of delinquent home loans repurchased during the related Collection Period; and

         (14)   the amount paid, if any, under the Policy for that payment date.

In the case of information furnished pursuant to clauses (1) and (2) above, the amounts will be expressed as a dollar amount per $25,000 in face amount of notes.

         The indenture trustee will make the reports to holders of the notes, and, at its option, any additional files containing the same information in an alternative format, available each month to holders of the notes, and other parties to the indenture via the indenture trustee's internet website. The indenture trustee's internet website shall initially be located at www.MBSReporting.com. Assistance in using the website can be obtained by calling the Mortgage Backed Securities Administration at (212) 815-2201. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating they would like to receive a paper copy. The indenture trustee shall have the right to change the way the reports to holders of the notes are distributed in order to make the distribution more convenient and/or more accessible and the indenture trustee shall provide timely and adequate notification to all above parties regarding any changes.

CERTAIN COVENANTS

         The indenture will provide that the issuer may not consolidate or merge with or into any other entity, unless:

         (1) the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

         (2) the surviving entity expressly assumes, by an indenture supplemental to the indenture, the issuer's obligation to make due and punctual payments upon the notes and the performance or observance of any agreement and covenant of the issuer under the indenture;

         (3) no event of default under the indenture shall have occurred and be continuing immediately after the merger or consolidation;

         (4) the issuer has received consent of the credit enhancer and has been advised that the ratings of the notes, without regard to the Policy, then in effect would not be reduced or withdrawn by any Rating Agency as a result of the merger or consolidation;

         (5) any action that is necessary to maintain the lien and security interest created by the indenture has been taken;


                                      S-80







         (6) the issuer has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the issuer or to any noteholder or certificateholder; and

         (7) the issuer has delivered to the indenture trustee an officer's certificate and an opinion of counsel each stating that the consolidation or merger and the supplemental indenture comply with the indenture and that all conditions precedent, as provided in the indenture, relating to the transaction have been complied with.

         The issuer will not, among other things:

         (1) except as expressly permitted by the indenture, sell, transfer, exchange or otherwise dispose of any of the assets of the issuer;

         (2) claim any credit on or make any deduction from the principal and interest payable in respect of the notes, other than amounts withheld under the Internal Revenue Code of 1986, as amended, or applicable state law, or assert any claim against any present or former holder of notes because of the payment of taxes levied or assessed upon the issuer;

         (3) permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the notes under the indenture except as may be expressly permitted thereby; or

         (4) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the issuer or any part thereof, or any interest therein or the proceeds thereof.

         The Issuer may not engage in any activity other than as specified under "The Issuer" in this prospectus supplement.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

         An event of default under the indenture includes:

         (1) a default for five (5) days or more in the payment of any principal of or interest on any note;

         (2) there occurs a default in the observance or performance in any material respect of any covenant or agreement of the issuer made in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate delivered pursuant to or in connection with the indenture proving to have been incorrect in any material respect as of the time when the same shall have been made that has a material adverse effect on the noteholders or the credit enhancer, and the default shall continue or not be cured, or the circumstance or condition in respect of which the representation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 30 days after there shall have been given, by registered or certified mail, to the issuer by the indenture trustee or to the issuer and the indenture trustee by the holders of at least 25% of the outstanding Note Balance of the notes or the credit enhancer, a written notice specifying the default or incorrect representation or warranty and requiring it to be remedied and stating that the notice is a notice of default under the indenture;

         (3) there occurs the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of the issuer or any substantial part of the trust in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee,


                                      S-81







                sequestrator or similar official of the issuer or for any substantial part of the trust, or ordering the winding-up or liquidation of the issuer's affairs, and the decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

         (4) there occurs the commencement by the issuer of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by the issuer to the entry of an order for relief in an involuntary case under any such law, or the consent by the issuer to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer or for any substantial part of the assets of the trust, or the making by the issuer of any general assignment for the benefit of creditors, or the failure by the issuer generally to pay its debts as those debts become due, or the taking of any action by the issuer in furtherance of any of the foregoing.

         If an event of default with respect to the notes at the time outstanding occurs and is continuing, either the indenture trustee, acting on the direction of at least 51% of the noteholders, the credit enhancer or the holders of notes representing a majority of the aggregate Note Balance, with the written consent of the credit enhancer, may declare all notes to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the credit enhancer or the holders of notes representing a majority of the aggregate Note Balance, with the written consent of the credit enhancer.

         If, following an event of default with respect to the notes, the notes have been declared to be due and payable, the indenture trustee, acting on the direction of at least 51% of the noteholders, with the written consent of the credit enhancer, notwithstanding any acceleration, may elect to maintain possession of the collateral securing the notes and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if there had not been a declaration. In addition, the indenture trustee may not sell or otherwise liquidate the collateral securing the notes following an event of default, unless:

                all noteholders consent to the sale;

                the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes and to reimburse the credit enhancer at the date of the sale; or

                the indenture trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as payments would have become due if the notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of notes representing 66 2/3% of the then aggregate Note Balance and the credit enhancer.

         In the event that the indenture trustee liquidates the collateral in connection with an event of default, the indenture provides that the indenture trustee will have a prior lien on the proceeds of any liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the indenture trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of an event of default.

         In the event the principal of the notes is declared due and payable as described above, the holders of any notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount of the related note less the amount of the discount that is unamortized.


                                      S-82







         No noteholder generally will have any right under the indenture to institute any proceeding with respect to the indenture unless:

         (1) the holder previously has given to the indenture trustee written notice of default and the continuance thereof;

         (2) the holders of any note evidencing not less than 25% of the aggregate percentage interests constituting that note:

                   have made written request upon the indenture trustee to institute the proceeding in its own name as indenture trustee thereunder; and

                   have offered to the indenture trustee reasonable indemnity;

         (3) the indenture trustee has neglected or refused to institute any proceeding for 60 days after receipt of the request and indemnity; and

         (4) no direction inconsistent with the written request has been given to the indenture trustee during the 60 day period by the holders of a majority of the outstanding principal balances of that note, except as otherwise provided for in the related agreement with respect to the credit enhancer.

However, the indenture trustee will be under no obligation to exercise any of the trusts or powers vested in it by the indenture or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of the notes, unless the noteholders have offered to the indenture trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT AND MODIFICATION OF TRUST AGREEMENT AND INDENTURE

         The trust agreement may be amended from time to time by the parties thereto provided that any amendment be accompanied by an opinion of counsel addressed to the owner trustee and the credit enhancer to the effect that the amendment:

              complies with the provisions of the trust agreement; and

              will not cause the trust to be subject to an entity level tax.

         With the consent of the holders of a majority of each of the outstanding notes and the credit enhancer, the issuer and the indenture trustee may execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify, except as provided below, in any manner the rights of the noteholders. However, without the consent of the holder of each outstanding note affected thereby and the credit enhancer, no supplemental indenture will:

         (1) change the due date of any installment of principal of or interest on any note or reduce the principal amount thereof, the interest rate specified thereon or change any place of payment where or the coin or currency in which any note or any interest thereon is payable;

         (2) impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         (3) reduce the percentage of the aggregate Note Balance of the outstanding notes, the consent of the holders of which is required for any supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences as provided for in the indenture;
                                      S-83







         (4) modify or alter the provisions of the indenture regarding the voting of notes held by the issuer, the depositor or an affiliate of any of them;

         (5) decrease the percentage of the aggregate Note Balance required to amend the sections of the indenture which specify the applicable percentage of the Note Balance necessary to amend the indenture or certain other related agreements;

         (6) modify any of the provisions of the indenture in a manner as to affect the calculation of the amount of any payment of interest or principal due on any note, including the calculation of any of the individual components of such calculation; or

         (7) permit the creation of any lien ranking prior to or, except as otherwise contemplated by the indenture, on a parity with the lien of the indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any collateral or deprive the holder of any note of the security afforded by the lien of the indenture.

         The issuer and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders, for the purpose of, among other things, curing any ambiguity or correcting or supplementing any provision in the indenture that may be inconsistent with any other provision in the indenture.

TERMINATION; REDEMPTION OF NOTES

         The obligations created by the trust agreement, other than certain limited payment and notice obligations of the owner trustee and the depositor, respectively, will terminate upon the payment to the related securityholders, including the notes issued pursuant to the indenture, of all amounts held by the servicer and required to be paid to the securityholders and the payment of all amounts due and owing the credit enhancer under the insurance agreement following the earliest of:

              the final distribution of all moneys or other property or proceeds of the trust in accordance with the terms of the indenture and the trust agreement;

              the Final Payment Date; or

              the purchase by the servicer of all home loans pursuant to the servicing agreement. See "Description of the Securities--Maturity and Optional Redemption" in this prospectus supplement.

         The indenture will be discharged, except with respect to certain continuing rights specified in the indenture, upon the distribution to noteholders of all amounts required to be distributed pursuant to the indenture including, for so long as the Notes are outstanding, all amounts payable under the Policy.

CERTAIN MATTERS REGARDING THE INDENTURE TRUSTEE AND THE ISSUER

         Neither the indenture trustee nor any director, officer or employee of the indenture trustee will be under any liability to the issuer or the noteholders for any action taken or for refraining from the taking of any action in good faith pursuant to the indenture or for errors in judgment; provided, however, that none of the indenture trustee and any director, officer or employee thereof will be protected against any liability which would otherwise be imposed by reason of willful malfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties under the indenture. Subject to certain limitations set forth in the indenture, the indenture trustee and any director, officer, employee or agent of the indenture trustee will be indemnified by the issuer and held harmless against any loss, liability or expense incurred in connection with investigating, preparing to defend or defending any legal action, commenced or threatened, relating to the indenture other than any loss, liability or expense incurred by reason of willful malfeasance, bad faith or negligence in the performance of its duties under the indenture or by reason of reckless disregard of its obligations and duties under the indenture. All persons into which the indenture trustee may be merged or with which it may be consolidated or any person resulting from any merger or consolidation will be the successor of the indenture trustee under the indenture.

                                 USE OF PROCEEDS

         The proceeds from the sale of the notes will be used, together with the proceeds from the sale of the certificates to the seller, to purchase the initial home loans from the depositor and, subsequently, to purchase certain subsequent home loans as described in this prospectus supplement.

                   MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

         The following is a general discussion of anticipated material federal income tax consequences of the purchase, ownership and disposition of the notes offered under this prospectus supplement and the accompanying prospectus. This discussion has been prepared with the advice of Orrick, Herrington & Sutcliffe LLP as counsel to the depositor. This discussion is directed solely to noteholders that hold the notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, and does not purport to discuss all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules, including banks, insurance companies, foreign investors, tax-exempt organizations, dealers in securities or currencies, mutual funds, real estate investment trusts, natural persons, cash method taxpayers, S corporations, estates and trusts, investors that hold the notes as part of a hedge, straddle or, an integrated or conversion transaction, or holders whose "functional currency" is not the United States dollar. Also, it does not address alternative minimum tax consequences or the indirect effects on the holders of equity interests in a noteholder. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

              is given as to events that have occurred at the time the advice is rendered and is not given as to the consequences of contemplated actions; and

              is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus supplement and/or the accompanying prospectus.

         In addition to the federal income tax consequences described in this prospectus supplement and the accompanying prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the notes. See "State and Other Tax Consequences" in this prospectus supplement. Noteholders are advised to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of the notes offered under this prospectus.

         In the opinion of Orrick, Herrington & Sutcliffe LLP, special tax counsel to the depositor, for federal income tax purposes, the notes will be characterized as indebtedness, and neither the issuer nor any portion of the issuer will be characterized as an association, or a publicly traded partnership, taxable as a corporation or as a taxable mortgage pool within the meaning of Section 7701(i) of the Internal Revenue Code of 1986, as amended.

         The following discussion is based in part upon the rules governing original issue discount that are described in Sections 1271-1273 and 1275 of the Internal Revenue Code of 1986, as amended, and in the Treasury regulations issued under these sections, referred to as the "OID Regulations." The OID Regulations do not adequately address various issues relevant to, and in some instances provide that they are not applicable to, securities such as the notes. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

STATUS AS REAL PROPERTY LOANS

         Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code of 1986, as amended; and notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code of 1986, as amended, and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code of 1986, as amended.

ORIGINAL ISSUE DISCOUNT

         The notes are not expected to be considered issued with original issue discount since the principal amount of the notes will not exceed their issue price by more than a de minimis amount. The stated interest thereon will be taxable to a noteholder as ordinary interest income when received or accrued in accordance with the noteholder's method of tax accounting. Under the OID Regulations, a holder of a note issued with a de minimis amount of original issue discount must include the discount in income, on a pro rata basis, as principal payments are made on the note.

         The original issue discount, if any, on a note would be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of notes will be the first cash price at which a substantial amount of notes of that class is sold, excluding sales to bond houses, brokers and underwriters, on the closing date. If less than a substantial amount of a particular class of notes is sold for cash on or prior to the closing date, the issue price of the class will be treated as the fair market value of that class on the closing date. Under the OID Regulations, the stated redemption price of a note is equal to the total of all payments to be made on the note other than "qualified stated interest." "Qualified stated interest" includes interest that is unconditionally payable at least annually at a single fixed rate, or in the case of a variable rate debt instrument, at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that typically does not operate in a manner that accelerates or defers interest payments on the note.

         In the case of notes bearing adjustable note rates, the determination of the total amount of original issue discount and the timing of the inclusion of original issue discount will vary according to the characteristics of the notes. In general terms original issue discount is accrued by treating the note rate of the notes as fixed and making adjustments to reflect actual note rate payments.

         Some classes of the notes may provide for the first interest payment on these notes to be made more than one month after the date of issuance, a period which is longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period," as defined in the fourth paragraph below, for original issue discount is each monthly period that ends on a payment date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the note and accounted for as original issue discount.

         In addition, if the accrued interest to be paid on the first payment date is computed for a period that begins prior to the closing date, a portion of the purchase price paid for a note will reflect the accrued interest. In those cases, information returns to the noteholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued during periods prior to the closing date is treated as part of the overall purchase price of the note, and not as a separate asset the purchase price of which is recovered entirely out of interest received on the next distribution date, and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the closing date to the first distribution date should be included in the stated redemption price of the note. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether the election could be made unilaterally by a noteholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a note will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the note multiplied by its weighted average maturity. For this purpose, the weighted average maturity of the note is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the note, by multiplying (1) the number of complete years, rounding down for partial years, from the issue date until the payment is expected to be made, possibly taking into account a prepayment assumption, by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the note. Under the OID Regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of the total remaining amount of the de minimis original issue discount and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the note. The OID Regulations also would permit a noteholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement for a description of the election under the OID Regulations.

         If original issue discount on a note is in excess of a de minimis amount, the holder of the note must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the note, including the purchase date but excluding the disposition date. In the case of an original holder of a note, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to a distribution date and begins on the first day following the immediately preceding accrual period, or in the case of the first period, begins on the closing date, a calculation will be made of the portion of the original issue discount that accrued during this accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the note, if any, in future periods and (B) the distributions made on the note during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the note at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated using a discount rate equal to the original yield to maturity of the notes, and possibly assuming that distributions on the note will be received in future periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. For these purposes, the original yield to maturity of the note would be calculated based on its issue price and possibly assuming that distributions on the note will be made in all accrual periods based on the trust assets being prepaid at a rate equal to a prepayment assumption. The adjusted issue price of a note at the beginning of any accrual period will equal the issue price of the note, increased by the aggregate amount of original issue discount that accrued on the note in prior accrual periods, and reduced by the amount of any distributions made on the note in prior accrual periods of amounts included in its stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day. Although the issuer will calculate original issue discount, if any, based on its determination of the accrual periods, a noteholder may, subject to some restrictions, elect other accrual periods.

         A subsequent purchaser of a note that purchases the note at a price, excluding any portion of the price attributable to accrued qualified stated interest, less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount relating to the note. However, each daily portion will be reduced, if the cost is in excess of its "adjusted issue price," in proportion to the ratio that excess bears to the aggregate original issue discount remaining to be accrued on the note. The adjusted issue price of a note on any given day equals:

              the adjusted issue price, or, in the case of the first accrual period, the issue price, of the note at the beginning of the accrual period which includes that day, plus the daily portions of original issue discount for all days during the accrual period prior to that day, less any principal payments made during the accrual period relating to the note.

MARKET DISCOUNT

         A noteholder that purchases a note at a market discount, that is, assuming the note is issued without original issue discount, at a purchase price less than its remaining stated principal amount, will recognize gain upon receipt of each distribution representing stated principal. In particular, under
Section 1276 of the Internal Revenue Code of 1986, as amended, the noteholder, in most cases, will be required to allocate the portion of each distribution representing stated principal first to accrued market discount not previously included in income, and to recognize ordinary income to that extent.

         A noteholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the noteholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a noteholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If this election were made for a note with market discount, the noteholder would be deemed to have made an election to include currently market discount in income for all other debt instruments having market discount that the noteholder acquires during the taxable year of the election or after that year, and possibly previously acquired instruments. Similarly, a noteholder that made this election for a note that is acquired at a premium would be deemed to have made an election to amortize bond premium for all debt instruments having amortizable bond premium that the noteholder owns or acquires. See "Material Federal Income Tax Considerations--Premium" in this prospectus supplement. Each of these elections to accrue interest, discount and premium for a note on a constant yield method would be irrevocable.

         However, market discount for a note will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code of 1986, as amended, if the market discount is less than 0.25% of the remaining principal amount of the note multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule for original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied for market discount, possibly taking into account a prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Material Federal Income Tax Considerations--Original Issue Discount" in this prospectus supplement.

         Section 1276(b)(3) of the Internal Revenue Code of 1986, as amended, specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, some rules described in the legislative history to
Section 1276 of the Internal Revenue Code of 1986, as amended, or the Committee Report, apply. The Committee Report indicates that in each accrual period market discount on notes should accrue, at the noteholder's option: (1) on the basis of a constant yield method, or (2) in the case of a note issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the notes as of the beginning of the accrual period. Moreover, any prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a note purchased at a discount in the secondary market. Further, it is uncertain whether a prepayment assumption would be required to be used for the notes if they were issued with original issue discount.

         To the extent that notes provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a note typically will be required to treat a portion of any gain on the sale or exchange of the note as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Internal Revenue Code of 1986, as amended, a holder of a note may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a note purchased with market discount. For these purposes, the de minimis rule referred to in the third preceding paragraph applies. Any deferred interest expense would not exceed the market discount that accrues during that taxable year and is, in most cases, allowed as a deduction not later than the year in which the market discount is includible in income. If the holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by that holder in that taxable year or after that year, the interest deferral rule described above will not apply.

PREMIUM

         If a holder purchases a note for an amount greater than its remaining principal amount, the holder will be considered to have purchased the note with amortizable bond premium equal in amount to the excess, and may elect to amortize the premium using a constant yield method over the remaining term of the note and to offset interest otherwise to be required to be included in income relating to that note by the premium amortized in that taxable year. If this election is made, it will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. The OID Regulations also permit noteholders to elect to include all interest, discount and premium in income based on a constant yield method. See "Material Federal Income Tax Considerations--Market Discount" in this prospectus supplement. The Committee Report states that the same rules that apply to accrual of market discount, which rules may require use of a prepayment assumption in accruing market discount for notes without regard to whether the notes have original issue discount, would also apply in amortizing bond premium under Section 171 of the Internal Revenue Code of 1986, as amended.

REALIZED LOSSES

         Under Section 166 of the Internal Revenue Code of 1986, as amended, both corporate and noncorporate holders of the notes that acquire those notes in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their notes become wholly or partially worthless as the result of one or more realized losses on the trust assets. However, it appears that a noncorporate holder that does not acquire a note in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code of 1986, as amended, until the holder's note becomes wholly worthless, that is, until its outstanding principal balance has been reduced to zero, and that the loss will be characterized as a short-term capital loss.

         Each holder of a note will be required to accrue interest and original issue discount for that note, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the trust assets until it can be established that any reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a note could exceed the amount of economic income actually realized by the holder in that period. Although the holder of a note eventually will recognize a loss or reduction in income attributable to previously accrued and included income that, as the result of a realized loss, ultimately will not be realized, the law is unclear as to the timing and character of the loss or reduction in income.

SALES OF NOTES

         If a note is sold, the selling noteholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the note. The adjusted basis of a note, in most cases, will equal the cost of that note to that noteholder, increased by the amount of any original issue discount or market discount previously reported by the noteholder for that note and reduced by any amortized premium and any principal payment received by the noteholder. Except as provided in the following three paragraphs, any gain or loss will be capital gain or loss, provided the note is held as a capital asset, in most cases, property held for investment, within the meaning of
Section 1221 of the Internal Revenue Code of 1986, as amended.

         Gain recognized on the sale of a note by a seller who purchased the note at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the note was held by the holder, reduced by any market discount included in income under the rules described in this prospectus supplement under "Material Federal Income Tax Considerations--Market Discount" and "--Premium."

         A portion of any gain from the sale of a note that might otherwise be capital gain may be treated as ordinary income to the extent that the note is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code of 1986, as amended. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate," which rate is computed and published monthly by the IRS, at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include any net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

BACKUP WITHHOLDING

         Payments of interest and principal, as well as payments of proceeds from the sale of notes, may be subject to the "backup withholding tax" under
Section 3406 of the Internal Revenue Code of 1986, as amended, at a rate of 31% if recipients of the payments fail to furnish to the payor information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         The issuer will report to the holders and to the IRS for each calendar year the amount of any "reportable payments" during that year and the amount of tax withheld, if any, relating to payments on the notes.

TAX TREATMENT OF FOREIGN INVESTORS

         Interest paid on a note to a nonresident alien individual, foreign partnership or foreign corporation that has no connection with the United States other than holding notes, known as nonresidents, will normally qualify as portfolio interest and will be exempt from federal income tax, except, in general, where (1) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (2) the recipient is a controlled foreign corporation to which the issuer is a related person. Upon receipt of appropriate ownership statements (including delivery of a statement, signed by the holder under penalties of perjury, certifying that such holder is not a United States person and providing the name and address of such holder; this statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered), the issuer normally will be relieved of obligations to withhold tax from the interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate, unless this rate were reduced or eliminated by an applicable tax treaty, on, among other things, interest and other fixed or determinable, annual or periodic income paid to nonresidents. For these purposes a noteholder may be considered to be related to the issuer by holding a certificate or by having common ownership with any other holder of a certificate or any affiliate of that holder.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

NEW WITHHOLDING REGULATIONS

         The Treasury Department has issued new final regulations which revise procedures for complying with, or obtaining exemptions under, the withholding, backup withholding and information reporting rules described above. Prospective investors are urged to consult their tax advisors regarding the procedures for obtaining an exemption from withholding under the new regulations.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Material Federal Income Tax Considerations," potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the notes offered by this prospectus supplement and the accompanying prospectus. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors about the various tax consequences of investments in the notes offered by this prospectus.

                              ERISA CONSIDERATIONS

         The notes are eligible for purchase by any Plan. Any fiduciary or other investor of Plan assets that proposes to acquire or hold the notes on behalf of or with assets of any Plan should consult with its counsel with respect to the potential applicability of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and section 4975 of the Internal Revenue Code of 1986, as amended, to the proposed investment. See "ERISA Considerations" in the prospectus.

         Each purchaser of a note, by its acceptance of the note, shall be deemed to have represented that the acquisition and holding of the note by the purchaser does not constitute or give rise to a prohibited transaction under section 406 of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, for which no statutory, regulatory or administrative exemption is available. See "ERISA Considerations" in the prospectus.

         The notes may not be purchased with the assets of a Plan if the underwriters, the depositor, the servicer, the indenture trustee, the owner trustee, the credit enhancer or any of their affiliates:

              has investment or administrative discretion with respect to the Plan assets;

              has authority or responsibility to give, or regularly gives, investment advice regarding the Plan assets, for a fee and under an agreement or understanding that the advice will serve as a primary basis for investment decisions regarding the Plan assets and will be based on the particular investment needs for the Plan; or

              is an employer maintaining or contributing to the Plan.

         On January 5, 2000, the DOL published final regulations under Section 401(c) of ERISA. The final 401(c) Regulations will take effect on July 5, 2001.

         The sale of any of the notes to a Plan is in no respect a representation by the issuer or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

         The notes will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions with legal authority to invest in mortgage-related securities may not be legally authorized to invest in the notes. No representation is made herein as to whether the notes constitute legal investments for any entity under any applicable statute, law, rule, regulation or order. Prospective purchasers are urged to consult with their counsel concerning the status of the notes as legal investments for such purchasers prior to investing in the notes. See "Legal Investment Matters" in the prospectus.

                                  UNDERWRITING

         Subject to the terms and conditions set forth in the Underwriting Agreement, each underwriter has agreed to purchase, and the depositor has agreed to sell to each underwriter, the principal amount of notes opposite its name in the table below:


                    Bear, Stearns      First Union          Greenwich
                     & Co. Inc.     Securities, Inc.  Capital Markets, Inc.      TOTAL
                                                                                 -----

CLASS A-I-1          $19,055,334       $19,055,333         $19,055,333        $57,166,000
CLASS A-I-2          $ 8,793,000       $ 8,793,000         $ 8,793,000        $26,379,000
CLASS A-I-3          $13,988,334       $13,988,333         $13,988,333        $41,965,000
CLASS A-I-4          $ 5,721,000       $ 5,721,000         $ 5,721,000        $17,163,000
CLASS A-I-5          $10,226,000       $10,226,000         $10,226,000        $30,678,000
CLASS A-I-6          $14,134,667       $14,134,667         $14,134,666        $42,404,000
CLASS A-I-7          $19,748,334       $19,748,333         $19,748,333        $59,245,000
CLASS A-II           $ 8,333,334       $ 8,333,333         $ 8,333,333        $25,000,000



         The distribution of the notes by the underwriters may be effected from time to time in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. Proceeds to the depositor from the sale of the notes, before deducting expenses payable by the depositor, will be approximately 99.68% of the aggregate Note Balance as of the closing date.

         The depositor has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the underwriters may be required to make in respect of those liabilities.

         The underwriters intend to make a secondary market in the notes, but have no obligation to do so. There can be no assurance that a secondary market for the notes will develop, or if it does develop, that it will provide holders of the notes with liquidity of investment at any particular time or for the life of the notes. The notes will not be listed on any securities exchange.

         Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from either underwriter or a request by that investor's representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the depositor or the applicable underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

         Until 90 days from the date of this prospectus supplement, all dealers effecting transactions in the notes, whether or not participating in this distribution, may be required to deliver a prospectus supplement and prospectus. This is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     EXPERTS

         The consolidated financial statements of Ambac Assurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the years in the three year period ended December 31, 1999, incorporated by reference in this prospectus supplement and the registration statement in reliance on the report of KPMG LLP, independent certified public accountants, incorporated by reference in this prospectus supplement and on the authority of that firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         Certain legal matters with respect to the notes will be passed upon for the depositor by Orrick, Herrington & Sutcliffe LLP, New York, New York and for the underwriters by Morgan, Lewis & Bockius LLP, New York, New York.

                                     RATINGS

         It is a condition to the issuance of the notes that they be rated "Aaa" by Moody's Investors Service, Inc., or Moody's, "AAA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or Standard & Poor's and, "AAA" by Fitch, Inc., or Fitch. The depositor has not requested a rating on the notes by any rating agency other than Moody's, Standard & Poor's and Fitch. However, there can be no assurance as to whether any other rating agency will rate the notes or, if it does, what rating would be assigned by any other rating agency. Any rating on the notes by another rating agency could be lower than the ratings assigned to the notes by Moody's, Standard & Poor's and Fitch. A securities rating addresses the likelihood of the receipt by the holders of the notes of distributions on the home loans. The rating takes into consideration the structural and legal aspects associated with the certificates and the notes. The rating by Moody's does not address the effect of any Relief Act Shortfalls on amounts available to pay noteholders or any corresponding effect on the yield to investors. The ratings on the notes do not constitute statements regarding the possibility that the holders of the notes might realize a lower than anticipated yield. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                                  $300,000,000

                           GMAC MORTGAGE CORPORATION
                              SELLER AND SERVICER

                        GMACM HOME LOAN TRUST 2001-HLTV1
                                     ISSUER

                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                   DEPOSITOR

              GMACM HOME LOAN-BACKED TERM NOTES, SERIES 2001-HLTV1

                        -------------------------------
                             PROSPECTUS SUPPLEMENT
                        -------------------------------

                                  UNDERWRITERS

                            BEAR, STEARNS & CO. INC.
                          FIRST UNION SECURITIES, INC.
                        GREENWICH CAPITAL MARKETS, INC.

No person has been authorized to give any information or to make any representation other than those contained in this prospectus supplement or the prospectus and, if given or made, such information or representation must not be relied upon. This prospectus supplement and the prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the notes offered hereby, nor an offer of the notes in any state or jurisdiction in which, or to any person to whom, such offer would be unlawful. The delivery of this prospectus supplement or the prospectus at any time does not imply that information herein or therein is correct as of any time subsequent to its date; however, if any material change occurs while this prospectus supplement or the prospectus is required by law to be delivered, this prospectus supplement or the prospectus will be amended or supplemented accordingly.

Until April 25, 2001, all dealers selling the notes, whether or not participating in this distribution, will deliver a prospectus supplement and the prospectus to which it relates. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.